Exhibit 10.12

CONFIDENTIAL TREATMENT REQUESTED

OPTION AND LICENSE AGREEMENT

THIS OPTION AND LICENSE AGREEMENT (“Agreement”) is made and entered into effective as of September 19, 2017 (the “Effective Date”), by and between ARCUS BIOSCIENCES, INC., a company organized under the laws of State of Delaware, U.S.A., having a business address at 3928 Point Eden Way, Hayward, CA 94545, U.S.A. (“Arcus”), and TAIHO PHARMACEUTICAL CO., LTD., a corporation organized under the laws of Japan, having a business address at 1-27 Kandanishiki-cho, Chiyoda-ku, Tokyo 101-8444, Japan (“TAIHO”).

RECITALS

WHEREAS, Arcus owns or controls certain intellectual property assets, including patents, patent applications and know-how, relating to innovative cancer immunotherapies;

WHEREAS, TAIHO is a company that specializes in developing and commercializing pharmaceutical and therapeutic products in the Territory (defined below); and

WHEREAS, the parties desire to establish a strategic relationship, pursuant to which, among other things:

(a)    TAIHO will provide research and development support to Arcus in the form of certain non-refundable, non-creditable, cash payments; and

(b)    Arcus would grant to TAIHO, with respect to each Option Product (defined below):

(i)    during the Exercise Period (defined below) for such Option Product, an exclusive option to obtain an exclusive license to Develop and Commercialize such Option Product in the Field in and for the Territory; and

(ii)    upon TAIHO’s exercise of the Option (defined below), an exclusive license to Develop and Commercialize Licensed Products in the Field in and for the Territory during the Term (defined below);

in each case, on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Arcus and TAIHO hereby agree as follows:

1.	DEFINITIONS.

1.1    “Accounting Standards” shall mean International Financial Reporting Standards.

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1.2    “Achievement” shall mean, with respect to a Development and Regulatory Milestone or a Sales Achievement Milestone, the achievement of such milestone by TAIHO or any of TAIHO’s Sublicensees. “Achieve” and “Achieved” shall have a correlative meaning.

1.3    “Acquiring Party” shall have the meaning provided in Section 13.4(b).

1.4    “Act” shall mean, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§301 et seq., and/or the Public Health Service Act, 42 U.S.C. §§262 et seq., as such may be amended from time to time.

1.5    “Affiliate” shall mean, with respect to a Person, any company or entity controlled by, controlling, or under common control with such Person, for as long as such control exists. As used in this definition and Section 13.4, “control” shall mean: (a) possession, directly or indirectly, of the power to direct the management and policies of such company or entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of more than 50% of the voting share capital in such company or entity. Notwithstanding the foregoing, (i) the Affiliates of TAIHO shall exclude any Person that is controlled by Otsuka Holdings Co. Ltd., having offices at 2-9 Kanda-Tsukasamachi, Chiyoda-ku, Tokyo 101-0048 Japan (other than TAIHO and any Person that is controlled by TAIHO) and (ii) the Affiliates of Arcus shall exclude PACT Pharma, Inc. (“PACT”) and any Person that is controlled by PACT.

1.6    “Amounts Owed” shall have the meaning provided in Section 5.9.

1.7    “Antibody” shall mean an antibody that is Controlled by Arcus.

1.8    “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the Organization for Economic Co-operation and Development (OECD) Convention on combating bribery of foreign public officials in international business transactions, and any other applicable anti-corruption laws.

1.9    “Applicable Laws” shall mean the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidances, ordinances, judgments, decrees, directives, injunctions, orders, permits of or from any court, arbitrator, regulatory authority or governmental agency or authority having jurisdiction over or related to the subject item, including the Act, Anti-Corruption Laws and Export Control Laws.

1.10    “Approved Indication” shall have the meaning provided in Section 5.2(d)(iv).

1.11    “Approved Licensed Product” shall have the meaning provided in Section 5.2(d)(iv).

1.12    “Approval Pathway” shall have the meaning provided in Section 5.2(d)(iv).

1.13    “Arcus Indemnitees” shall have the meaning provided in Section 11.1.

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1.14    “Arcus Invention” shall mean any Invention made solely by one or more employees, consultants or contractors of Arcus.

1.15    “Arcus Know-How” shall mean all Information Controlled by Arcus that is reasonably necessary for or actually used in the Development or Commercialization of Licensed Product or Companion Diagnostic in the Field, including any such Information relating to Arcus Inventions for such Licensed Product or Companion Diagnostic, but excluding Arcus’s interest in Joint Inventions and Arcus Patents.

1.16    “Arcus License” shall have the meaning provided in Section 3.2.

1.17    “Arcus Patents” shall mean, subject to Section 8.2, only those Patent Rights Controlled by Arcus and only to the extent such Patent Rights cover the Development or Commercialization of Licensed Product or Companion Diagnostic in the Field in or for the Territory, excluding Arcus’s interest in Joint Patents.

1.18    “Arcus Partner” shall have the meaning provided in Section 3.4.

1.19    “Arcus Partner Agreement” shall have the meaning set forth in Section 3.4(b).

1.20    “Arcus Program” means [***], in each case that have been, at least in part, [***], provided that [***] prior to or during the Option Period. For clarity, during the period prior to the end of the Option Period, [***].

1.21    “Arcus Technology” shall mean the Arcus Patents and the Arcus Know-How and the Arcus Inventions.

1.22    “Arcus Trademarks” shall have the meaning provided in Section 8.7.

1.23    “Asia” shall mean [***].

1.24    “Assigning Party” shall have the meaning provided in Section 13.4.

1.25    “Auditor” shall have the meaning provided in Section 6.4.

1.26    “Biosimilar Application” shall mean an application submitted to the FDA under 42 U.S.C. §262(k) or Section 351(k) of the PHS Act, or any analogous application submitted to a Regulatory Authority in the United States or in another country in the world.

1.27    “BLA” shall mean a Biologics License Application or similar application or submission filed with or submitted to a Regulatory Authority in a jurisdiction that is necessary to obtain Marketing Approval of a biologic product in such jurisdiction, including any such application filed with the FDA pursuant to 21 C.F.R. Part 601.

1.28    “BPCI Act” means the Biologics Price Competition and Innovation Act of 2009 within the Patient Protection and Affordable Care Act, as set forth in Section 351(k) of the PHS Act (42 U.S.C. 262), which was signed into law in the United States in March 2010, and as may be subsequently amended.

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1.29    “Bridging Study” shall mean a supplemental Clinical Trial of a Licensed Product conducted in Japan that is designed to (a) allow extrapolation of pivotal data obtained from a Registrational Clinical Trial within the Arcus Know-How that, in TAIHO’s good faith opinion, did not include sufficient number of Japanese (or other acceptable Asian) patients to obtain Marketing Approval for such Licensed Product by Japanese Regulatory Authorities based solely on the Arcus Know-How and (b) generate all additional clinical data that, along with data within the Arcus Know-How, will be sufficient to obtain Marketing Approval for such Licensed Product in Japan.

1.30    “Bridging Study Pathway” shall have the meaning provided in Section 5.2(b).

1.31    “Bring-Down Disclosure Schedule” means a schedule of exceptions to the representations and warranties of Arcus, as made in accordance with Section 9.3 with respect to an applicable Arcus Program, as such document may be provided pursuant to Section 2.1(c), which (a) shall have been prepared in good faith in an attempt to accurately and specifically state, as of the applicable License Date, any exceptions to, or other information required to be disclosed pursuant to, the representations and warranties of Arcus set forth in Section 9.2 of this Agreement, (b) shall not contain any general disclaimers (as opposed to specific exceptions to any representation or warranty of Arcus set forth in this Agreement) other than general disclaimers that are not material, and any attempt to include such general disclaimers that are material shall be disregarded; and (c) shall not limit the scope of representations and warranties made by Arcus other than with respect to such applicable Arcus Program.

1.32    “Broadened Indication” shall have the meaning provided in Section 5.2(d)(iii)(2).

1.33    “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of Japan or the State of California, as applicable, or is a day on which banking institutions located in Japan or the State of California are authorized or required by law or other governmental action to close.

1.34    “Challenging Party” shall have the meaning provided in Section 10.2(d).

1.35    “Claims” shall have the meaning provided in Section 11.1.

1.36    “Clinical Trial” shall mean a clinical trial in human patients (not including healthy volunteers) that has been approved by, as applicable, a Regulatory Authority and an institutional review board or ethics committee, and is designed to measure the safety and/or efficacy of an Antibody, Compound or Therapeutic Product.

1.37    “CMO” shall have the meaning provided in Section 4.8(a).

1.38    “CMO Supply Agreement” shall mean each agreement and all related material documents, including exhibits, attachments and amendments thereto, entered into by Arcus or an Arcus Partner, with a Third Party pertaining to the manufacture, production or supply of Option Product or Licensed Product, including any agreement for the manufacture of a component or intermediate of an Option Product or Licensed Product such as an Antibody or Compound.

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1.39    “Combination Product” shall mean (a) a finished dosage form of a Therapeutic Product containing both a given Antibody or Compound and one or more pharmaceutically active ingredients other than such Antibody or Compound or (b) a Therapeutic Product sold as one of a bundle of products without a separate price.

1.40    “Commercialization” shall mean engaging in any and all activities directed or related to manufacturing, marketing, promoting, distributing, offering for sale, selling, importing, exporting or otherwise commercially exploiting a product (and any use for such purposes), including conducting marketing and post-marketing studies. TAIHO may conduct marketing and post-marketing studies of Licensed Products only in or, subject to Section 4.12 below, for use in the Territory. “Commercialize” shall have a correlative meaning.

1.41    “Commercialization Milestone Payments” shall have the meaning provided in Section 5.3.

1.42    “Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by a party with respect to any objective, using those reasonable, good faith efforts at least consistent with the efforts such party would devote (and which shall in any case be at least consistent with the level of effort and resources that would be reasonably expected of a company in the pharmaceutical industry of similar size and scope to such party) to a product of similar market potential, profit potential (determined without taking into account payments under this Agreement), stage of development and strategic value resulting from its own research efforts, based on all relevant factors and conditions then prevailing. Without limiting the foregoing, Commercially Reasonable Efforts in all cases requires at least that (i) each party promptly assigns responsibility for such obligations on an ongoing basis; (ii) each party sets and consistently seeks to achieve meaningful objectives for carrying out such obligations; and (iii) each party consistently makes and implements decisions designed to advance progress with respect to such objectives.

1.43    “Companion Diagnostic” shall mean, subject to Section 8.2, a product, test or procedure Controlled by Arcus to identify patients who may or may not benefit from a Licensed Product, to monitor the progress or effect of therapy using or exposure levels of a Licensed Product, or to provide information used to measure, guide or inform the diagnosis, treatment or prognosis of a patient with a Licensed Product.

1.44    “Competitive Infringement” shall have the meaning provided in Section 8.4.

1.45    “Compound” shall mean a chemical compound or other composition (of any modality) that is Controlled by Arcus.

1.46    “Confidential Information” shall have the meaning provided in Section 7.1.

1.47    “Confidentiality Agreement” shall mean, collectively, any and all confidentiality or non-disclosure agreements between the parties, and/or their Affiliates, entered into prior to the Effective Date relating to the subject matter of this Agreement.

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1.48    “Control” or “Controlled by” shall mean, with respect to any Patent Rights, Information or other intellectual property rights, the possession by a Person of the ability (whether by ownership or license, other than pursuant to a license granted to such Person by a party to this Agreement) to grant access to, or a license or sublicense of, such Patent Rights, Information or other intellectual property rights in accordance with this Agreement without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Person would be first required to grant such access, license, or sublicense. A Person shall be deemed to Control any subject matter so controlled by its Affiliates (subject in each case to Section 13.4(b) below).

1.49    “Credits” shall have the meaning provided in Section 5.9.

1.50    “Development” shall mean, engaging in research, or pre-clinical, non-clinical or clinical drug development activities, including, but not limited to, test method development, stability testing, toxicology, manufacturing of supplies for Development purposes, manufacturing scale-up, analytical method validation, manufacturing process validation, cleaning validation, post-approval changes, quality assurance/quality control, statistical analysis, report writing, clinical studies, regulatory filing submission and approval and regulatory affairs, but expressly excluding manufacturing of commercial supplies, provided that “Development”, as such term applies to TAIHO, does not include engaging in any pre-clinical drug development activities, including, without limitation, any discovery, formulation, process development or preclinical studies or modifying any Licensed Products, except only to the extent reasonably necessary or useful in connection with efforts to obtain Marketing Approval or develop Licensed Products in accordance with the terms of this Agreement, and in such event, TAIHO shall keep Arcus informed of such activities and, at Arcus’s request, consult with Arcus, in good faith, with respect thereto and how best to proceed. For the avoidance of doubt, any such modified versions of Licensed Products shall be deemed to be Licensed Products under this Agreement. In addition, TAIHO may only conduct clinical studies of the Licensed Products in the Territory, or (subject to Section 4.12 below), outside the Territory for the purpose of Developing and Commercializing the Licensed Products in the Territory. “Developing” and “Develop” shall have correlative meanings.

1.51    “Development and Regulatory Milestones” shall have the meaning provided in Section 5.2.

1.52    “Development and Regulatory Milestone Payments” shall have the meaning provided in Section 5.2.

1.53    “Disclosing Party” shall have the meaning provided in Section 7.1.

1.54    “Dose Escalation Data Package” shall mean with respect to an Arcus Program: (a) all Top-Line Data from the first completed Dose Escalation Study for a first Therapeutic Product in such Arcus Program, including for each patient of the Dose Escalation Study, follow-up results directed to evaluating safety and tolerability of the Therapeutic Product for a period of at least [***] days after the last dosing of the last patient in such Dose Escalation Study, or if shorter, the follow-up period set forth in the trial protocol, (b) all Regulatory Filings and

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substantive Regulatory Documents with respect to such Arcus Program through the end of the period described in (a), and (c) if then available, the final trial report from such Dose Escalation Study.

1.55    “Dose Escalation Study” shall mean, with respect to a Therapeutic Product, a Phase I Clinical Trial for such Therapeutic Product that includes the dosing of the number of patients defined in the protocol to (a) establish the maximum tolerated dose of such Therapeutic Product or, if no maximum tolerated dose is established, evaluates dosing levels sufficient to establish recommended therapeutic dose for the Therapeutic Product provided for in the protocol for such Phase I Clinical Trial and (b) establish the recommended dose of such Therapeutic Product for use in a Phase Ib Clinical Trial or Phase II Clinical Trial.

1.56    “EMA” shall mean the European Medicines Agency or any successor Regulatory Authority thereto in the European Union having substantially the same function.

1.57    “Excess Withholding Tax” shall have the meaning provided in Section 13.4.

1.58    “Executives” shall mean the President or Chief Executive Officer of TAIHO and the President or Chief Executive Officer of Arcus, as applicable.

1.59    “Exercise Period” shall mean, with respect to a particular Arcus Program, the period commencing upon the Effective Date and ending on the later of (a) [***] days after TAIHO’s receipt of [***] and (b) the expiration of the Option Period, provided the Exercise Period with respect to a particular Arcus Program shall terminate if the Option Products in such Arcus Program have become Licensed Products.

1.60    “Export Control Laws” shall mean: (a) all applicable U.S. export control laws, including the Arms Export Controls Act (22 U.S.C. Ch. 39), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. app. §§ 1 et seq.), the Export Administration Act of 1979 (50 U.S.C. app. §§ 2401 et seq.), International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986, and all rules, regulations and executive orders relating to any of the foregoing, including but not limited to the International Traffic in Arms Regulations (22 C.F.R. §§ 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et. seq.), and the regulations administered by the Office of Foreign Assets Controls of the United States Department of the Treasury; and (b) all export controls imposed on any Licensed Product by any country or organization or nations within whose jurisdiction either party operates or does business.

1.61    “FDA” shall mean the U.S. Food and Drug Administration, or any successor Regulatory Authority thereto in the U.S. having substantially the same function.

1.62    “Field” shall mean all human uses and indications.

1.63    “First Commercial Sale” shall mean, with respect to a given Licensed Product in a given country, the first commercial transfer or disposition for value of such Licensed Product by TAIHO or its Sublicensee to a Third Party (other than a Sublicensee) for end use or

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consumption of such Licensed Product in such country after receipt of Marketing Approval for such Licensed Product in such country.

1.64    “Flow Down Provisions” shall have the meaning set forth in Section 3.4(b).

1.65    “GCP” shall mean then-current good clinical practices, as set forth in 21 C.F.R. Parts 50, 54, 56, 312 and 314 and as interpreted by relevant ICH guidelines; in each case, as amended from time to time.

1.66    “Generic Competition” shall have the meaning provided in Section 5.6(a).

1.67    “Generic Product” shall mean, with respect to a particular Licensed Product and a particular country, any pharmaceutical product (other than the Licensed Product sold under authority from TAIHO) that: (a) contains the same active ingredient(s) and route of administration as such Licensed Product and has received Marketing Approval in such country; or (b) contains a substantially similar active ingredient as such Licensed Product and (i) for which biosimilarity or interchangeability (as applicable) with such Licensed Product has been demonstrated and (ii) which has received Marketing Approval in such country relying in whole or in part on any data generated in support of a Marketing Approval for such Licensed Product.

1.68    “Generic Product Presence” shall have the meaning provided in Section 5.6(a).

1.69    “Global Study” shall mean a multi-country Phase II Clinical Trial or Phase III Clinical Trial of a Licensed Product that is conducted by Arcus, its Affiliates or a Third Party under authority from Arcus, is joined by TAIHO or any of its Affiliates or Sublicensees with respect to any part of the Clinical Trial conducted in Japan and is designed (a) to satisfy the requirements of the Regulatory Authorities in Japan (including sufficient numbers of Japanese (or other mutually agreed Asian) patients to satisfy such requirements) and (b) (i) if such Clinical Trial is a Phase II Clinical Trial, to be sufficient without a further Clinical Trial, to form the basis for proceeding to a Phase III Clinical Trial (or filing a BLA or NDA in Japan and one or more Major Markets) or (ii) if such Clinical Trial is a Phase III Clinical Trial, to provide an adequate basis to obtain Marketing Approval in Japan and one or more Major Markets. For such purposes, to “join” a Clinical Trial means that TAIHO or any of its Affiliates or Sublicensees (or a combination of them) (A) is the sponsor of such Clinical Trial in Japan, or is primarily responsible for carrying out or overseeing the conduct of such Clinical Trial in Japan, (B) is responsible for no more than its proportionate share of the costs of such Clinical Trial based on the number of patients in Japan (or other mutually agreed Asians) relative to all patients in the Clinical Trial and (C) has mutually agreed with Arcus in a writing specifically referencing this Agreement that it is joining such Clinical Trial. If TAIHO (or its Affiliate or Sublicensee or any combination of them) is “joining” a Global Study, then the parties shall enter into an agreement specifying the parties’ respective roles and responsibilities and describing how costs associated therewith shall be handled.

1.70    “Global Study Pathway” shall have the meaning provided in Section 5.2(a).

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1.71    “GLP” shall mean then-current good laboratory practices, as set forth in 21 C.F.R. Part 58 and as interpreted by relevant ICH guidelines; in each case, as amended from time to time.

1.72    “GMP” shall mean the then-current good manufacturing practices and standards for the production of drugs and finished pharmaceuticals, as set forth in (a) 21 C.F.R. Parts 210, 211, 601 and 610, (b) and the ICH Q7 guidelines; and (c) the equivalent Applicable Law in any relevant country, in each case, as amended from time to time, subject to any arrangements, additions or clarifications agreed in writing from time to time between the parties.

1.73    “ICH” means the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.74    “IND” shall mean an investigational new drug application, clinical study application, clinical trial exemption, or similar application or submission filed with or submitted to the FDA, TGA or EMA (including data collected under the IND Enabling Studies) that is necessary to commence human clinical trials in the applicable jurisdiction, including any such application filed with the FDA pursuant to 21 C.F.R. Part 312 or with the TGA or EMA pursuant to the equivalent thereto in the applicable jurisdiction.

1.75    “IND Acceptance” shall mean, with respect to a Clinical Trial, written approval from the FDA, TGA or EMA that approves the IND and the commencement of such Clinical Trial in the applicable jurisdiction, provided that such written approval will be deemed to have been granted if (a) thirty-five (35) days have elapsed following confirmation by the FDA of its receipt of such IND (as confirmed either via a letter or fax) without (i) imposition of a clinical hold by the FDA or (ii) any other notification by the FDA that the applicable Clinical Trial cannot so proceed as contemplated by such IND or (b) notification by FDA, TGA or EMA that the applicable Clinical Trial can so proceed as contemplated by such IND, in each case (a) and (b), as a consequence of such events, the Clinical Trial may lawfully proceed as described in the applicable IND.

1.76    “IND Enabling Studies” means, with respect to Antibodies, Compounds or Therapeutic Products, toxicity studies evaluating such Antibodies, Compounds or Therapeutic Products that are conducted in accordance with GLP.

1.77    “Indemnified Party” shall have the meaning provided in Section 11.3.

1.78    “Indemnifying Party” shall have the meaning provided in Section 11.3.

1.79    “Indication Category” shall have the meaning provided in Section 5.2(d)(iii).

1.80    “Information” shall mean any and all tangible and intangible information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, processes, knowledge, know-how, skill, experience, data and results (including pharmacological, toxicological and clinical test data and results), reports, analytical and quality control data, results or descriptions, software and algorithms, materials and cell lines, including Regulatory Filings and Regulatory Documents.

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1.81    “Infringement” shall have the meaning provided in Section 8.4.

1.82    “Initial Disclosure Schedule” means the schedule of exceptions referenced in Exhibit 1.82.

1.83    “Initiation” of a human Clinical Trial shall mean the first dosing, whether of the investigational product, placebo or comparator, of the first subject so dosed in such trial.

1.84    “Intra-Portfolio Combination” shall have the meaning provided in Section 5.4.

1.85    “Invention” shall mean any invention, whether or not patentable, made in the course and as a result of the conduct of activities conducted pursuant to this Agreement.

1.86    “Japanese Regulatory Authority(ies)” means, individually and together, the Ministry for Health, Labor and Welfare of Japan and any successor entity thereto and the Pharmaceutical and Medical Devices Agency (formerly known as IYAKUHIN IRYOKIKI SOGO KIKO), or any successor entity thereto.

1.87    “Joint Development Committee” shall have the meaning provided in Section 4.1.

1.88    “Joint Invention” shall mean any Invention made jointly by one or more employees, consultants or contractors of TAIHO and one or more employees, consultants or contractors of Arcus.

1.89    “Joint Patents” shall mean Patent Rights claiming Joint Inventions.

1.90    “Joint Steering Committee” shall have the meaning provided in Section 4.1.

1.91    “Joint Technology” shall mean Joint Inventions and Joint Patents.

1.92    “License” shall have the meaning provided in Section 3.1.

1.93    “License Date” shall have the meaning provided in Section 3.1.

1.94    “Licensed Products” shall have the meaning provided in Section 3.1.

1.95    “Losses” shall mean any and all damages (including, but not limited to, all loss of profits, diminution in value, and incidental, indirect, consequential, special, reliance, exemplary, punitive, statutory and treble damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses and expenses (including, but not limited to, court costs, interest and reasonable fees of attorneys, accountants and other experts) incurred by or awarded to Third Parties and required to be paid to Third Parties with respect to a Claim by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses incurred in contesting any Third Party Claim or complying with any judgments, orders, decrees, stipulations and injunctions that arise from or relate to a Third Party Claim.

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1.96    “Major Cancer Indication” shall mean an indication which meets the following conditions: (a) first line or second line treatment in [***] and (b) the number of target patients in Japan is greater than [***]. For clarity, the target patients for (i) a given Clinical Trial will be the population of patients in Japan who would meet the inclusion criteria for such Clinical Trial, (ii) a given NDA/BLA will be the patient population in Japan for which approval for treatment with the Licensed Product is sought, as defined in the requested labelling included in such NDA/BLA, and (iii) a given Marketing Approval will be the patient population in Japan approved for treatment with the Licensed Product, as defined in the approved label.

1.97    “Major Market” shall mean any of the United States, France, Germany, Italy, Spain, the United Kingdom, and the People’s Republic of China.

1.98     “Marketing Approval” shall mean approval from the relevant Regulatory Authority in a given country necessary to market and sell a pharmaceutical product in such country, which for the sake of clarity, shall not include pricing and reimbursement approval, prior to any commercial disposition of such product in such country.

1.99    “Milestone Stage” shall have the meaning provided in Section 5.2(d)(iii).

1.100    “Minor Cancer Indication” shall mean any indication that is not a Major Cancer Indication.

1.101    “Narrowed Indication” shall have the meaning provided in Section 5.2(d)(iii)(2).

1.102    “NDA” shall mean: (a) in the United States, a New Drug Application (as more fully defined in 21 CFR 314.5, et seq.) filed with the FDA, or any successor application thereto; or (b) in any other country or group of countries, the equivalent application or submission for approval to market a pharmaceutical product filed with the governing Regulatory Authority in such country or group of countries.

1.103    “Net Sales” shall mean the gross amounts invoiced for sales or other dispositions of Licensed Products by a Selling Party to Third Parties (other than another Selling Party), less the following deductions actually allowed or taken on the sale of Licensed Products by the Selling Party, all in compliance with applicable Accounting Standards, consistently applied by the Selling Party:

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In no event shall any particular amount identified above be deducted more than once in calculating Net Sales (i.e., no “double counting” of deductions).

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On a country-by-country basis, if a Licensed Product under this Agreement is sold in the form of a Combination Product in a country, Net Sales for the purpose of determining royalties due hereunder shall be calculated as follows:

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1.104    “Option” shall have the meaning provided in Section 2.1(a).

1.105    “Option Exercise Payments” shall have the meaning provided in Section 5.1.

1.106    “Option Period” shall mean, the five (5) year period from and after the Effective Date, unless extended as provided in Section 2.1(f), in which case, it shall mean the period determined under such Section 2.1(f) from and after the Effective Date.

1.107    “Option Product” shall mean each of the Antibodies, Compounds, and/or Therapeutic Products included in a particular Arcus Program. Without limiting the scope of Option Products, Exhibit 1.107 includes a pipeline list (together with non-binding, estimated development timelines of such Option Products) as of the Effective Date. For the sake of clarity, an Option Product ceases to be an Option Product upon the earlier of (a) such Option Product becoming a Licensed Product and (b) the end of the Exercise Period for the Arcus Program of which such Option Product is part.

1.108    “Other Active” shall mean, with respect to a Combination Product, any active pharmaceutical ingredient other than a particular Antibody or Compound within such Combination Product. It is understood that an Other Active may be another Antibody or Compound.

1.109    “Patent Certification” shall have the meaning provided in Section 8.4.

1.110    “Patent Clearance” shall have the meaning provided in Section 8.4.

1.111    “Patent Rights” shall mean (a) all applicable national, regional and international patents and patent applications, including without limitation provisional patent applications, (b) all patent applications filed either from such patents and patent applications or from a patent application claiming priority from any of these, including any continuation, continuation-in-part, division, provisional, converted provisional and continued prosecution applications, or any substitute applications, (c) any patent issued with respect to or in the future issued from any such patent applications including utility models, petty patents and design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, reexaminations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications.

1.112    “Patent Term Extensions” shall have the meaning provided in Section 8.3.

1.113    “Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.114    “Phase I Clinical Trial” shall mean a Clinical Trial of a Therapeutic Product conducted in the United States, European Union or Australia that would satisfy the requirements for a Phase I study as defined in 21 CFR § 312.21(a) or a Phase I study as defined in ICH E8 Guideline, in each case, as amended (or its successor regulation).

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1.115    “Phase Ib Clinical Trial” shall mean the cohort expansion phase of a Phase I Clinical Trial of a Therapeutic Product after the Dose Escalation Study portion of such Phase I Clinical Trial that includes the dosing of one or more cohorts of patients at the recommended dose determined in such Dose Escalation Study, the principal purpose of which cohort expansion phase is to evaluate safety, tolerability and indication of efficacy of such Therapeutic Product in patients, and which cohort expansion phase would generally be considered a phase Ib Clinical Trial in the oncology field in the United States.

1.116    “Phase Ib Data Package” shall mean, with respect to an Arcus Program: (a) all Top-Line Data from the first completed Phase Ib Clinical Trial for a first Therapeutic Product in such Arcus Program, including for each patient follow-up results directed to evaluating safety, tolerability and indication of efficacy of the Therapeutic Product through the period ending on [***] days after the last dosing of the last patient in such Phase Ib Clinical Trial, or if shorter, the follow-up period set forth in the trial protocol, as well as all follow-up results from patients in the related Dose Escalation Study of such Therapeutic Product through the end of such [***]-day period, or if shorter, the follow-up period set forth in the trial protocol, (b) all Regulatory Filings and substantive Regulatory Documents then available with respect to such Arcus Program, and (c) if then available, the final clinical trial report from such Phase Ib Clinical Trial and the related Dose Escalation Study. The Phase Ib Data Package for a Therapeutic Product shall also include the Dose Escalation Data Package for such Therapeutic Product.

1.117    “Phase II Clinical Trial” shall mean a Clinical Trial, the principal purpose of which is to make a preliminary determination as to whether a product is safe for its intended use and to obtain sufficient information about such product’s efficacy, in a manner that is generally consistent with and as defined in 21 CFR § 312.21(b), as amended (or its successor regulation), to permit the design of further Clinical Trials.

1.118    “Phase III Clinical Trial” shall mean a pivotal Clinical Trial with a defined dose or a set of defined doses of a therapeutic product designed to ascertain efficacy and safety of such product, in a manner that is generally consistent with and as defined in 21 CFR § 312.21(c) as amended (or its successor regulation), for the purpose and design of establishing with statistical significance that the Therapeutic Product is safe and effective with respect to a given indication sufficient to obtain Marketing Approval for such Therapeutic Product. A Clinical Trial shall not be deemed a Phase III trial unless it is described as such in the protocol for such trial filed with the applicable Regulatory Authority.

1.119    “PHS Act” means the Public Health Services Act (Title 42, U.S.C., Chapter 6A). As used herein the PHS Act shall refer, more specifically, to 42 USC § 262, which governs the regulation of biological products.

1.120    “Post-Breach Continuation” shall have the meaning provided in Section 10.2(e).

1.121    “Product Materials” shall have the meaning provided in Section 4.8(a).

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1.122    “PV Agreement” shall have the meaning provided in Section 4.11.

1.123    “Receiving Party” shall have the meaning provided in Section 7.1.

1.124    “Regional Study Pathway” shall have the meaning provided in Section 5.2(c).

1.125    “Registrational Clinical Trial” shall mean, with respect to a Licensed Product, either (a) a Phase III Clinical Trial for such Licensed Product or (b) a pivotal Phase II Clinical Trial, in each case that, at the time of commencement, is expected to provide an adequate basis for the preparation and submission of a BLA or NDA to obtain Marketing Approval of such Licensed Product in a Major Market.

1.126    “Regulatory Authority” shall mean any country, federal, supranational, state or local regulatory agency, department, bureau or other governmental or regulatory authority having the administrative authority to regulate the development or marketing of pharmaceutical products in any country or other jurisdiction.

1.127    “Regulatory Documents” shall mean all correspondence and materials submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), and all reports and documentation submitted to or received from Regulatory Authorities in connection with any Regulatory Filing, in each case, related to Option Products, Licensed Products or Companion Diagnostic, as applicable, in the Field, including, by way of example only, advertising and promotion documents, adverse event files and complaint files.

1.128    “Regulatory Filing” means any approvals, licenses, registrations, submissions and authorizations, and applications therefor, including IND, NDA, BLA, drug dossier or drug master file filed, or Marketing Approval obtained, with respect to an Option Product, Licensed Product or Companion Diagnostic, as applicable, in the Field, including all amendments, supplements, annual reports and the like thereof or therefor filed with or otherwise provided to the applicable Regulatory Authority.

1.129    “Regulatory Pathway” shall have the meaning provided in Section 5.2(d)(iii).

1.130    “Representatives” shall have the meaning provided in Section 7.1.

1.131    “Reverted Product” shall have the meaning provided in Section 10.3(b).

1.132    “Royalty Term” shall have the meaning provided in Section 5.7.

1.133    “Sales Achievement Milestones” shall have the meaning provided in Section 5.3.

1.134    “Sale Transaction” shall have the meaning provided in Section 13.4(a).

1.135    “SEC” shall have the meaning provided in Section 7.3

1.136    “Securities Disclosure Obligations” shall have the meaning provided in Section 7.3.

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1.137    “Selling Party” shall mean (a) TAIHO and its Affiliates, [***].

1.138    “Single-Agent Product” shall have the meaning provided in Section 1.103.

1.139    “Stage 1 Period” shall mean, [***].

1.140    “Stage 2 Period” shall have the meaning provided in Section 5.1.

1.141    “Stage 3 Period” shall have the meaning provided in Section 5.1.

1.142    “Stanford License” shall have the meaning provided in Section 3.1

1.143    “Subcontractor” shall have the meaning provided in Section 3.3(a).

1.144    “Sublicensee” shall mean Third Parties and/or Affiliates to the extent they receive rights under any sublicense of proprietary Arcus Technology granted by TAIHO hereunder, provided, however, as used herein “Sublicensee” shall not include a wholesaler, reseller or distributor who does not market or promote the Licensed Product in the applicable country.

1.145    “TAIHO Indemnitees” shall have the meaning provided in Section 11.2.

1.146    “TAIHO Invention” shall mean any Invention made solely by one or more employees, consultants or contractors of TAIHO.

1.147    “TAIHO Know-How” shall mean, with respect to a Licensed Product and/or any Companion Diagnostic therefor, all Information that is (a) Controlled by TAIHO prior to the expiration of the Royalty Term for such Licensed Product and/or Companion Diagnostic, (b) was made by or under the authority of TAIHO or its Affiliate or its or their Sublicensees in connection with the Development and/or Commercialization of such Licensed Product or Companion Diagnostic and (c) reasonably necessary for or actually used by TAIHO or its Affiliate, or by a Third Party under authority of TAIHO or its Affiliate, in the Development and/or Commercialization of such Licensed Product or Companion Diagnostic in the Field, but excluding TAIHO’s interest in Joint Inventions. For avoidance of doubt, any particular Information shall be included within TAIHO Know-How only if such Information meets the requirements of each of the foregoing subsections (a), (b) and (c).

1.148    “TAIHO Patents” shall mean, with respect to a Licensed Product and/or any Companion Diagnostic therefor, all Patent Rights that are (a) Controlled by TAIHO prior to the expiration of the Royalty Term for such Licensed Product and/or Companion Diagnostic, (b) claim inventions made by TAIHO or its Affiliate, or by a Third Party under the authority of TAIHO or its Affiliate or its or their Sublicensees, in connection with the Development and/or Commercialization of such Licensed Product and/or Companion Diagnostic, and (c) reasonably necessary for or actually used by TAIHO or its Affiliate, or by a Third Party under authority of TAIHO or its Affiliate, in the Development and/or Commercialization of such Licensed Product and/or Companion Diagnostic in the Field, but excluding TAIHO’s interest in Joint Inventions. For avoidance of doubt, any particular Patent Rights shall be included within TAIHO Patents only to the extent such Patent Rights meets the requirements of each of the foregoing subsections (a), (b) and (c).

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1.149    “TAIHO Regulatory Documentation” shall have the meaning provided in Section 10.3(b)(iv).

1.150    “TAIHO Technology” shall mean the TAIHO Patents, TAIHO Know-How and the TAIHO Inventions.

1.151    “TAIHO Trademarks” shall have the meaning provided in Section 10.3(b)(vii).

1.152    “Target” means a human protein, biomolecule or biological target to which an Antibody, Compound or Therapeutic Product is directed, which target in each case shall be deemed to include functional fragments, isoforms, and variants thereof.

1.153    “Term” shall have the meaning provided in Section 10.1.

1.154    “Terminated Products” shall have the meaning provided in Section 10.3(a).

1.155    “Territory” shall mean Japan and Asia (excluding mainland China, Hong Kong, and Macao).

1.156    “TGA” shall mean the Therapeutic Goods Administration or any successor Regulatory Authority thereto in Australia having substantially the same function.

1.157    “Therapeutic Product” shall mean any pharmaceutical formulations containing as active pharmaceutical ingredient an Antibody or a Compound, including a Combination Product.

1.158    “Third Party” shall mean an entity other than TAIHO and its Affiliates, and Arcus and its Affiliates.

1.159    “Third Party Acquirer” shall have the meaning provided in Section 13.4(a).

1.160    “Third Party Agreement” shall mean any agreement between Arcus and any Third Party pursuant to which Arcus Controls any Patent Rights, Information or other intellectual property rights that pertain to the Development or Commercialization of an Antibody or Compound or, unless such agreement is terminated in accordance with Section 9.2(f)(ii), Arcus otherwise first acquired rights to any such Patent Rights, Information or other intellectual property rights.

1.161    “Third Party License” shall have the meaning provided in Section 5.6(b).

1.162    “Third Party Royalties” shall have the meaning provided in Section 5.6(b).

1.163    “Third Party Technology” shall have the meaning provided in Section 5.6(c)(iii).

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1.164    “Top-Line Data” from a Clinical Trial shall mean the audited, quality-controlled tables, listings and figures in reasonable and customary form reflecting all results of the Clinical Trial.

1.165    “Valid Claim” shall mean with respect to a Patent Right in a country, any claim of a (a) issued Patent Right that has not (i) expired, irretrievably lapsed or been abandoned, revoked, dedicated to the public or disclaimed or (ii) been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision of a court or other governmental agency of competent jurisdiction in such country or (b) application for a Patent Right that (i) is within [***] years from the earliest claimed priority date and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing and (ii) has not been admitted to be invalid or unenforceable through reissue, reexamination, or disclaimer.

1.166    “Wind-Down Period” shall have the meaning provided in Section 10.3(b)(ii).

2.	OPTION.

2.1    Option.

(a)    Grant. Subject to the terms and conditions of this Agreement, with respect to each Arcus Program, Arcus hereby grants to TAIHO an exclusive option during the Exercise Period for such Arcus Program to obtain an exclusive, royalty-bearing license, with the right to sublicense as expressly provided in Section 3.3, under the applicable Arcus Technology and Arcus’s interest in the Joint Technology, but only for the Field in the Territory: to Develop, make, use, sell, have sold, offer for sale, import, and Commercialize the Option Products in such Arcus Program, solely in the Field, for the Territory, all as described in Section 3.1 below (the “Option”). For the avoidance of doubt, the Option is exercisable only on an Arcus Program-by-Arcus Program basis. TAIHO may not exercise the Option on an Option Product-by-Option Product basis. In other words, TAIHO must exercise the Option in relation to all Option Products in an Arcus Program and not with respect to select Option Products in an Arcus Program.

(b)    Diligence. Arcus (directly or through its Affiliates or Arcus Partners) shall use Commercially Reasonable Efforts to (i) initiate IND Enabling Studies for at least five (5) Arcus Programs, each directed to a different Target(s), during the Option Period, and (ii) thereafter to further Develop such Arcus Programs during the applicable Exercise Period. Subject to the foregoing, TAIHO acknowledges and agrees that [***] and so long as Arcus uses Commercially Reasonable Efforts to do so, [***].

(c)    Information Sharing. If reasonably requested by TAIHO, Arcus shall provide an update to TAIHO regarding the Development by or under the authority of Arcus of Option Products during the applicable Exercise Period, including with respect to estimated timelines for initiation of IND Enabling Studies, filing of an IND and IND Acceptance with respect to each then-lead Option Product within the applicable Arcus Program, and without limiting the foregoing, to notify TAIHO within [***] of each initiation of IND Enabling Studies

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of an Option Product. In addition, following execution by Arcus of a Third Party Agreement or Arcus Partner Agreement during the applicable Exercise Period pursuant to which Arcus obtains or grants rights pertaining to any Option Products, Arcus will, promptly after execution thereof and in conjunction with each item due from Arcus to TAIHO under subsections (i) through (iii) below, provide TAIHO with a copy of such Third Party Agreement or Arcus Partner Agreement, as applicable. Arcus will provide to TAIHO each Third Party Agreement and Arcus Partner Agreement and related material documents, including all exhibits, attachments and amendments thereto, provided that Arcus may redact any part of any such Third Party Agreement, and of any related material documents, that are not material to TAIHO’s consideration of whether to exercise the Option with respect to a particular Arcus Program and Arcus may redact any part of any such Arcus Partner Agreement, and of any related material documents, that are neither relevant to the determination that such agreement would be compliant with Section 3.4 below nor material to TAIHO’s consideration of whether to exercise the Option with respect to a particular Arcus Program. Without limiting Arcus’s obligations under Section 9.2(f)(ii), if Arcus desires to amend, modify or terminate in any manner that would materially impair TAIHO’s rights hereunder any Third Party Agreement, Arcus will promptly notify TAIHO thereof and provide TAIHO an explanation of Arcus’s reasons for desiring such amendment, modification or termination. [***] In addition:

(i)    Within [***] after filing the first IND with the FDA, TGA or EMA for an Option Product, Arcus shall provide TAIHO with all Regulatory Filings (including the IND) and substantive Regulatory Documents relating to such Option Product and thereafter until [***] days after IND Acceptance of such IND, provide to TAIHO all further Regulatory Filings and substantive Regulatory Documents relating to such Arcus Program within [***] after the submission or receipt of such items to or from the applicable Regulatory Authority;

(ii)    Within [***] after the first Dose Escalation Data Package for an Option Product in the applicable Arcus Program is complete, Arcus shall provide TAIHO with such Dose Escalation Data Package.

(iii)    Within [***] after the first Phase Ib Data Package for an Option Product in the applicable Arcus Program is complete, Arcus shall provide TAIHO with such Phase Ib Data Package.

(iv)     To facilitate TAIHO’s decision of whether to exercise the Option with respect to a particular Arcus Program or to extend the Option Period, from time to time until the end of the applicable Exercise Period, Arcus shall, upon TAIHO’s reasonable request, cooperate to permit TAIHO to conduct a reasonable and customary due diligence review of each Arcus Program, and Arcus shall promptly provide such existing Arcus Know-How and, within [***] of TAIHO’s request, provide a Bring-Down Disclosure Schedule, in each case, pertaining to such Arcus Program as is reasonably requested by TAIHO during such Exercise Period.

(v)    The items to be provided or made available by Arcus under this Section 2.1(c) may at Arcus’s election either (A) be delivered to TAIHO in tangible or reasonable electronic form or (B) alternatively, if such items are in electronic form, may be made available to TAIHO by granting personnel designated by TAIHO access (including print access)

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to a virtual data room containing such items or (C) a combination of the means described in clauses (A) and (B). If any of the items to be provided or made available by Arcus under this Section 2.1(c) were provided to TAIHO or made available to TAIHO by Arcus as specified in the foregoing clauses (A) through (C), such items shall be deemed to have been timely delivered pursuant to this Section 2.1(c) and Arcus shall not be required to provide them or make them available again after such initial delivery.

(vi)    If Arcus determines that after provision of a Bring-Down Disclosure Schedule with respect to an Arcus Program as provided in this Section 2.1(c), but prior to TAIHO’s exercise of the applicable Option, that an update to the Bring-Down Disclosure Schedule is required, but only as a result of facts or circumstances occurring after the delivery the Bring-Down Disclosure Schedule is required pursuant to this Section 2.1(c), then Arcus may deliver such updated Bring-Down Disclosure Schedule to TAIHO. If any such updated Bring-Down Disclosure Schedule is provided less than [***] days before the end of the then-current Option stage (i.e., less than [***] days before the end of each of Stage 1 Period, Stage 2 Period, or Stage 3 Period), the relevant Option stage shall be extended to the date that is [***] following the delivery by Arcus of any such updated Bring-Down Disclosure Schedule.

(vii)     If and as reasonably requested by TAIHO, Arcus shall provide to TAIHO, to the extent that it has not yet already been provided, all material data and other Information under Arcus Control regarding the efficacy and side effects of the Option Products and the non-clinical use, clinical use, studies, investigations, or tests of Option Products.

(d)    Exercise. Subject to the terms and conditions of this Agreement, TAIHO may, in its sole discretion, exercise the Option with respect to an Arcus Program at any time during the Exercise Period for such Arcus Program by delivering written notice of exercise to Arcus prior to expiration of the Exercise Period for such Arcus Program, whereupon the License shall immediately and automatically become effective with respect to the Option Products in such Arcus Program.

(e)    Effect of Failure to Exercise Option. If the Exercise Period for the particular Arcus Program expires without TAIHO having exercised the Option for such Arcus Program in accordance with Section 2.1(d), then, effective upon either such expiration, the Option for such Arcus Program shall automatically terminate and be of no further force or effect, and neither TAIHO nor Arcus shall have any further obligation to the other party with respect to such Arcus Program, and the same shall thereafter cease to be an Arcus Program for all purposes of this Agreement.

(f)    Extension of Option Period. In the event that Arcus has not initiated IND Enabling Studies for at least five (5) Arcus Programs prior to the expiration of the Option Period (as such Option Period may be extended according to this Section 2.1(f)), TAIHO may, at its option upon written notice to Arcus, extend the Option Period for [***] from and after the end of the then-current Option Period (i.e., so that on the first such extension (if any), the Option Period, as extended, runs for [***] years from and after the Effective Date, and on [***] extension (if any), the Option Period, as extended, runs for [***] years from and after the Effective Date), but in no event shall the Option Period exceed seven (7) years in total as a result of

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any such extension(s). For the sake of clarity, in the event that Arcus has not initiated IND Enabling Studies for at least five (5) Arcus Programs prior to the expiration of the original Option Period, and as a result, TAIHO extends the Option Period for [***] pursuant to this Section, then if Arcus has initiated IND Enabling Studies for at least five (5) Arcus Programs prior to the expiration of the first extension of the Option Period (i.e., [***] years from the Effective Date), TAIHO may not extend the Option Period [***]. TAIHO’s written notice of its desire to extend the Option Period pursuant to this Section must be given, if at all, prior to the expiration of the then-current Option Period and must be accompanied by a non-refundable, non-creditable payment to Arcus of [***] dollars (US$[***]), payable one-time only with respect to each such extension.

3.	EXCLUSIVE DEVELOPMENT AND COMMERCIALIZATION LICENSES.

3.1    License Grant Upon Option Exercise. Subject to the terms and conditions of this Agreement, and effective automatically as of the date upon which TAIHO exercises the Option in accordance with Section 2.1(d) with respect to a particular Arcus Program (the “License Date”), Arcus shall grant and hereby grants to TAIHO the following royalty-bearing license, with the right to sublicense as expressly provided in Section 3.3, under the Arcus Technology and Arcus’s interest in the Joint Technology: (a) an exclusive (even as to Arcus and its Affiliates), royalty-bearing license to Develop and Commercialize the Option Products (and Licensed Products) in such Arcus Program, but only in the Field for the Territory, (b) a non-exclusive license to Develop and Commercialize only in the Field for the Territory Companion Diagnostics applicable to such Arcus Program, and (c) subject to Section 4.12 below, a non-exclusive license to Develop and manufacture the Option Products (and Licensed Products) in such Arcus Program anywhere in the world only for applications in the Field for the purpose of Development, obtaining Marketing Approval and Commercializing the Option Products (and Licensed Products) solely in and for the Territory (collectively, the “License”). Any and all Option Products in Arcus Programs for which TAIHO has exercised the Option during the applicable Exercise Period and in connection with which it has obtained the License shall be referred to herein as “Licensed Products”. In the event a License to be granted by Arcus to TAIHO under the Arcus Technology pursuant to this Section involves Arcus Technology under which Arcus was granted a license by a Third Party then (x) if such Third Party Agreement requires [***]; provided that such Third Party Agreement, [***] was disclosed to TAIHO in a Bring-Down Disclosure Schedule and (y) Arcus agrees to [***]. Notwithstanding anything to the contrary in this Agreement, neither Arcus nor TAIHO have any obligations to Develop or Commercialize any Companion Diagnostic, other than as expressly set forth in Section 3.5.

3.2    Arcus License. Subject to the terms and conditions of this Agreement, effective automatically as of the License Date with respect to Licensed Products and their related Companion Diagnostics, TAIHO hereby grants and agrees to grant to Arcus an exclusive (to the extent of TAIHO’s rights and interests), royalty-free, fully-paid license, with the right to sublicense through multiple tiers of sublicenses, under the TAIHO Technology and TAIHO’s interest in the Joint Technology, solely to develop, use, sell, have sold, make, have made, offer for sale, import and otherwise exploit such Licensed Products and Companion Diagnostics in the Field outside the Territory, and subject to Section 4.12 below, a non-exclusive license to manufacture and Develop such Licensed Products and Companion Diagnostics within the

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Territory solely for sale and use outside the Territory (collectively, the “Arcus License”). Subject to the terms and conditions of this Agreement, effective automatically as of the License Date with respect to a particular Arcus Program for which TAIHO exercises the Option, TAIHO hereby grants and agrees to grant to Arcus a non-exclusive, royalty-free, and fully-paid license, with the right to sublicense through multiple tiers of sublicenses, under the TAIHO Technology and TAIHO’s interest in the Joint Technology, solely to make and have made Licensed Products for the Field for the Territory as reasonably required for Arcus to meet its obligations under Section 4.8. Arcus may subcontract any of its rights and obligations to any of its Affiliates or Third Parties, subject to the other terms of this Agreement, and Arcus shall remain responsible for the performance of any such subcontractors.

3.3    Subcontracting and Sublicensing by TAIHO.

(a)    Subcontracting. Subject to Section 3.3(c), TAIHO may subcontract its Development and/or Commercialization activities under this Agreement to its Affiliates or to its or its Affiliates’ Third Party contractors, sublicensees, manufacturers, contract sales organizations, distributors, wholesalers and resellers. Such Third Parties and Affiliates, to the extent performing any such activities on behalf of TAIHO, are hereinafter referred to as “Subcontractors”. For the purposes of this Agreement, TAIHO shall remain responsible and liable for any performance of any such activities by any such Subcontractors.

(b)    Sublicensing. Subject to Sections 3.3(c) and (d) below, TAIHO may sublicense its rights to Develop and/or Commercialize Licensed Products and Companion Diagnostics under Section 3.1, in whole or in part, to any Affiliates or Third Parties engaged in the development, manufacture and/or sale of pharmaceutical products; provided that any such sublicensing shall be subject to TAIHO providing prompt written notice of any such sublicense to Arcus and, to the extent consent for such sublicensing is required by any Third Party Arcus licensor under the agreements pursuant to which Arcus first acquired rights to the particular subject matter, subject to such consent. To the extent reasonably requested by TAIHO, Arcus shall fully and reasonably cooperate to obtain such consent.

(c)    Patents and Know-How. In the event TAIHO or its Affiliates grant to a Sublicensee directly or indirectly rights to market or commercialize any Licensed Product in the Territory, TAIHO shall obtain the right to Control and include within the TAIHO Know-How and TAIHO Technology, all Information and Patent Rights that: [***]. For avoidance of doubt, (x) TAIHO shall have an obligation to Control and include within the TAIHO Know-How and TAIHO Technology [***].

(d)    Conditions. In subcontracting any of its obligations pursuant to Section 3.3(a) to Subcontractors or sublicensing any of its rights under Section 3.3(b) to Sublicensees, (i) TAIHO shall not [***], as applicable and (ii) TAIHO shall ensure that [***]. TAIHO shall secure [***]. A copy of any agreement executed by TAIHO with any Third Party Sublicensees shall be provided to Arcus within [***] days after the execution thereof; provided that [***]. TAIHO shall be responsible to Arcus for [***]. Any such agreement entered into by TAIHO shall also provide that the applicable Subcontractor and/or Sublicensee shall have [***].

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3.4    Arcus Partners.

(a)    It is understood that Arcus may enter into collaboration and/or partnerships arrangements with one or more Third Parties for the purpose of Developing and/or Commercializing Option Products, Licensed Product or Companion Diagnostic, and in such case, the intent of the parties is that as a material aspect of this Agreement, TAIHO will have access to and the right to utilize Information and Patent Rights Developed by such Third Parties as the basis, in whole or in substantial part, for obtaining Marketing Approval of the Licensed Products in the Territory (and for Developing and Commercializing Licensed Products and Companion Diagnostics for such purpose). Accordingly, in the event Arcus or its Affiliate grants to a Third Party directly or indirectly rights to Develop or Commercialize any Option Product, Licensed Product or a related Companion Diagnostic in a Major Market (such Third Party, an “Arcus Partner”), Arcus shall obtain, in all material respects, the right to Control and include within the Arcus Know-How and Arcus Patents, all Information and Patent Rights that [***]. For avoidance of doubt, Arcus shall have an obligation to Control and include within the Arcus Know-How and Arcus Patents [***].

(b)    In addition, except with the written consent of TAIHO, which consent shall not be unreasonably withheld, conditioned or delayed, Arcus shall obtain the written agreement of such Arcus Partner to be bound by the provisions substantially equivalent to those of Sections [***], and to provide Information to Arcus sufficient for Arcus to comply with Arcus’s obligations under Section 2.1, and [***]. Arcus shall provide to TAIHO a copy of any agreement executed by Arcus with an Arcus Partner (“Arcus Partner Agreement”) on or after the applicable License Date for an Arcus Program within [***] days after the execution thereof; provided that the terms of any such agreement may be redacted to the extent not relevant to the determination that such agreement complies with this Section 3.4. Except to the extent TAIHO has consented to the release of obligations under the Flow Down Provisions pursuant to the first sentence of this Section 3.4(b), Arcus shall be responsible to TAIHO for any failure of any Arcus Partners to comply with the Flow Down Provisions and any breach thereof by an Arcus Partner shall be deemed a breach by Arcus of this Agreement. For clarity, TAIHO shall not be required to pursue any right or remedy it may have against any Arcus Partner as a condition to enforcing its rights under this Agreement.

3.5    Companion Diagnostics.

(a)    If either party (including, in the case of Arcus, an Arcus Partner) intends to, itself or with a Third Party, develop, supply or commercialize a Companion Diagnostic, such party shall promptly notify the other party and, upon the request of the other party, the parties (including the Arcus Partner as required by Arcus if applicable) shall discuss a mutual agreement and cooperate in good faith to make such Companion Diagnostic available on a global basis. Any such agreement would include provisions on how costs should be shared in connection with the development, supply and commercialization of a Companion Diagnostic (to be determined taking into account factors such as market share and benefit). In no event shall a party (or an Arcus Partner as required by Arcus) restrict by contract any such Third Party from developing, manufacturing, or commercializing such Companion Diagnostic for the other party (or an Arcus Partner) or for outside its respective territory, provided that the foregoing shall not limit either party’s rights to enforce the terms of its agreement with any such Third Party or terminate its agreement with any such Third Party.

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(b)    The provisions of Sections 4.1, 4.4, 4.6, 4.10, 4.11, and 4.12 and Articles 7 - 9 and 11 hereof shall apply with respect to Companion Diagnostics, to the same extent as they apply to Licensed Products, mutatis mutandis.

3.6    Reservation of Rights; License Exclusion.

(a)    By Arcus. Arcus hereby reserves the exclusive right to practice, and to grant licenses under, the Arcus Technology and Arcus’s interest in the Joint Technology for any and all purposes other than the purposes for which TAIHO has been granted the License. In addition, except as expressly provided in Sections 4.8 and 4.12 below, this Agreement shall not be construed as limiting Arcus’s (i) research, development, testing or manufacturing of any Licensed Products within the Field or within the Territory for Development or Commercialization of Licensed Products outside the Field or outside the Territory; (ii) research, Development, testing, manufacturing, promotion, marketing, distribution, sales or other Commercialization activities with respect to any Licensed Products, or its appointment of other Licensed Product dealers, distributors, licensees, representatives or agents, in each case outside the Field or outside the Territory; (iii) research, development, testing, manufacturing, promotion, marketing, distribution, sales or other commercialization activities with respect to any product other than Licensed Products or Option Products (but with respect to a particular Option Product, only for so long as TAIHO has the right to exercise the Option with respect to such particular Option Product), or its appointment of other dealers, distributors, licensees, representatives or agents for any product other than Licensed Products or Option Products (but with respect to a particular Option Product, only for so long as TAIHO has the right to exercise the Option with respect to such particular Option Product), inside the Field inside the Territory; subject in each case to Section 4.12 below; or (iv) rights to make and have made Licensed Products for the Field for the Territory as reasonably required for Arcus to meet its obligations under Section 4.8.

(b)    By TAIHO. TAIHO hereby reserves the exclusive right to practice, and to grant licenses under, the TAIHO Technology and TAIHO’s interest in the Joint Technology for any and all purposes other than the purposes for which Arcus has been granted the Arcus License.

3.7    No Implied Licenses. No right or license under any Information, Patent Rights or other intellectual property rights is granted or shall be granted by implication. All rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. For clarity, no right or license is granted by a party hereunder with respect to Patent Rights covering the composition of matter of any active pharmaceutical ingredient other than an Antibody or a Compound that is a Licensed Product or Option Product (but with respect to a particular Option Product, only for so long as TAIHO has the right to exercise the Option with respect to such particular Option Product).

3.8    License Registration. Upon TAIHO’s request, Arcus shall (and shall require its Arcus Partners to), at its own expense, promptly register or record the exclusive

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licenses granted to TAIHO under this Agreement with appropriate governmental authorities in Japan and South Korea and TAIHO shall cooperate and assist Arcus (or such Arcus Partners as applicable), at TAIHO’s own expense, in the preparation of any documents reasonable necessary for such purposes, including, without limitation, drafting and agreeing upon a short form version of this Agreement as necessary for such registrations and recordings. Without limiting the foregoing, upon TAIHO’s request, Arcus shall (and shall require its Arcus Partners to) promptly register the exclusive licenses granted to TAIHO under this Agreement (a) with respect to Arcus Patents, as a “Senyo-Jisshiken” in accordance with Article 77 of the Japanese Patent Law, Article 18 of the Japanese Utility Model Act, Article 27 of the Japanese Design Act, and as a “Kari-Senyo-Jisshiken” in accordance with Article 34-2 of the Japanese Patent Law and (b) with respect to Arcus Trademarks, as “Senyo-Shiyoken” under Article 30 of the Japanese Trademark Act, in each case with the applicable registry maintained in the Japanese Patent Office.

4.	DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF PRODUCTS.

4.1    Governance. The parties shall form a joint steering committee (“Joint Steering Committee” or “JSC”) and joint development committee (“Joint Development Committee” or “JDC”) within thirty (30) days after the Effective Date.

(a)    Joint Steering Committee. The Joint Steering Committee shall consist of two (2) members, with each party designating one (1) member, who shall be any officer or employee of the party making such designation, provided that following the first exercise of an Option with respect to any Arcus Program, the Joint Steering Committee shall, unless otherwise mutually agreed by the parties, consist of four (4) members, with each party designating two (2) members. The Joint Steering Committee shall monitor and discuss the overall plan and progress of the Development and Commercialization of Antibodies and Compounds with respect to which Arcus intends or already has initiated IND Enabling Studies, for so long as such Antibodies and Compounds may become or are Option Products. Following the first exercise of an Option with respect to any Arcus Program, the Joint Steering Committee shall additionally perform the following functions: (i) monitor and discuss the overall progress of the Development and Commercialization of the Licensed Products; (ii) review the status of intellectual property protection for the Licensed Products and any threats or challenges thereto; and (iii) resolve any disputes arising at the Joint Development Committee. The number of members on the Joint Steering Committee may be adjusted as mutually agreed by the parties. The Joint Steering Committee shall meet in person or by remote means (e.g., by phone or videoconference) at least once per calendar quarter, and more frequently as mutually agreed by the parties or as required to resolve any disputes at the Joint Development Committee.

(b)    Joint Development Committee. Following the first exercise of an Option with respect to any Arcus Program, the Joint Development Committee shall be formed and consist of, unless otherwise agreed by the parties, four (4) members, with each party designating two (2) members, each of whom shall be any officer or employee of the party making such designation who is not a member of the Joint Steering Committee. The Joint Development Committee shall perform the following functions: (i) facilitate knowledge transfer for purposes of conducting activities and enabling rights granted hereunder; (ii) communicate and coordinate anticipated Development activities between the parties, and (iii) discuss the status

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and overall progress of the Development of Option Products and Licensed Products. The Joint Development Committee shall meet in person or by remote means (e.g., by phone or videoconference) at least once per calendar month, and more frequently as mutually agreed by the parties.

(c)    Representation. Each party may (i) replace its representative(s) on the Joint Steering Committee and/or Joint Development Committee at any time upon written notice to the other party, (ii) designate a substitute officer or employee to temporarily attend and perform the functions of such party’s designee at any meeting of the Joint Steering Committee and/or Joint Development Committee, as applicable and (iii) on advance written notice to the other party, invite non-member employees of such party to attend meetings of the Joint Steering Committee and/or Joint Development Committee, as applicable.

(d)    Information Sharing. At each meeting of the JDC, each party will report in reasonable detail on Development activities since the last JDC meeting relating to Licensed Products by or under authority of such party. In addition, each party shall keep the JSC or JDC, as applicable, reasonably informed with respect to the Licensed Products, including the Development and Commercialization thereof (and, if applicable, Companion Diagnostics), by or under authority of such party, and provide to the JSC or JDC such information as may be reasonably requested with respect to the foregoing.

(e)    Decisions. All decisions, if any, before the Joint Steering Committee and Joint Development Committee shall be decided by consensus of the members of the relevant committee or if such consensus cannot be reached at the Joint Development Committee within a reasonable period of time after the matter is first raised at that committee, then the matter will be submitted to the Joint Steering Committee for resolution. If consensus at the Joint Steering Committee cannot be reached within a reasonable period of time after the matter is first raised at that committee, then the matter will be escalated for resolution by a senior, top management level executive of each party (who is not a representative on either the Joint Steering Committee or Joint Development Committee).

4.2    TAIHO Development and Commercialization Responsibilities. From and after TAIHO’s exercise of the Option with respect to an Arcus Program, and subject to Section 4.8, TAIHO shall be solely responsible for the Development and Commercialization of the applicable Licensed Product in the Field in the Territory. Without limiting the generality of the foregoing, TAIHO (itself or with or through its Sublicensees) shall be solely responsible for preparing and submitting all required Regulatory Filings in connection with obtaining and maintaining Marketing Approvals with respect to such Licensed Product in the Field in the Territory, at TAIHO’s sole expense. Without limiting Arcus’s rights and title in, and ownership of, its Regulatory Filings and Arcus Know-How, all of such Regulatory Filings submitted for such Licensed Product in the Field in the Territory shall be submitted in the name of, and owned by, TAIHO (or its Sublicensee). Before it begins Developing or Commercializing any Licensed Products within the Field but outside of cancer in the Territory, TAIHO shall notify Arcus in writing. Without limiting any of TAIHO’s other obligations under this Agreement, TAIHO shall also keep Arcus reasonably informed of its efforts outside of cancer with respect to Licensed Products.

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4.3    Option Period Studies. Prior to any exercise by TAIHO of an Option with respect to a particular Arcus Program, if reasonably requested by TAIHO in writing, the parties shall enter into a Materials Transfer Agreement in the form attached hereto under Exhibit 4.3 (with such changes as the parties may agree) under which Arcus would provide to TAIHO quantities of the Option Products and the non-exclusive right to conduct pre-clinical studies in relation to one or more such Option Products, including syngeneic models, solely as reasonably necessary for the purpose of data validation.

4.4    Knowledge Transfer.

(a)    Initial Technology Transfer. Commencing promptly after each License Date for a particular Licensed Product, and to the extent not already provided to TAIHO, Arcus shall provide to TAIHO all existing and available to Arcus (in recorded form) Arcus Know-How that enabled the filing of the IND by or under authority of Arcus outside of the Territory for the applicable Licensed Product, all Regulatory Filings and substantive Regulatory Documentation for the applicable Licensed Product and all other Arcus Know-How which is reasonably necessary or useful for the Development or manufacture of the Licensed Product in or for the Territory.

(b)    Ongoing Knowledge Transfer. Following the completion of initial technology transfer as described in the Section above, on an ongoing basis (as appropriate) during the period in which the License with respect to such Licensed Product remains in effect, each party shall disclose to the other party any and all additional Arcus Know-How, TAIHO Know-How, Regulatory Filings (for the Major Markets, including with the EMA, in the case of Arcus as the disclosing party) and substantive Regulatory Documentation in relation thereto as applicable, that is available to such party and generated after the applicable License Date or not previously provided to the other party that is reasonably necessary for the Development and/or Commercialization of such Licensed Product in the other party’s territory. Without limiting the generality of the foregoing, each party shall provide to the other party, to the extent it has not already done so, existing and available (in recorded form) final reports of any clinical trial of, and all CMC, pharmacology, toxicology and pharmacokinetic data with respect to, such Licensed Product in the Field, and shall promptly disclose to the other party in writing each Arcus Invention, TAIHO Invention and Joint Invention, as applicable, for such Licensed Product. In addition, if and as reasonably requested by a party, the other party shall provide to the requesting party, to the extent that it has not yet already been provided, all material data and other Information under the other party’s Control regarding the efficacy and side effects of the Licensed Products and the non-clinical use, clinical use, studies, investigations, or tests of the Licensed Products. TAIHO agrees that Arcus may share information disclosed hereunder with its Affiliates and its Arcus Partners, subject to Arcus’ compliance with Article 7. Arcus agrees that TAIHO may share information disclosed hereunder with its Affiliates and Sublicensees, subject to TAIHO’s compliance with Article 7.

(c)    Electronic Transfer. To the extent available in electronic format, each party may satisfy the requirements to provide items under this Section 4.4 by making such items available in such electronic format, provided the other party is able to reasonably access and use such electronic format using the receiving party’s existing IT systems.

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(d)    Compliance with Privacy Laws. Upon request by a party, the other party shall reasonably cooperate with the requesting party, at its own cost, in enabling the requesting party to transfer information required to be transferred under this Agreement, or to use information transferred to it under this Agreement in accordance with rights granted to it under this Agreement, in each case, in compliance with applicable privacy laws.

4.5    Diligence. TAIHO (directly or through its Sublicensees) shall use Commercially Reasonable Efforts to Develop, obtain Marketing Approval for, and Commercialize at least one Licensed Product per Arcus Program for the Territory.

4.6    Disclosure Regarding Development and Commercialization Efforts. TAIHO shall notify Arcus within [***] days after achieving each milestone event described in Sections 5.2 or 5.3, and each party shall answer any questions, and provide any information, reasonably requested by the other party promptly after any request by the other party. In addition, (without limiting TAIHO’s obligations under Section 4.7 below), each party will, to the extent it is aware and has not already included such update through a JSC or JDC meeting, notify the other party at least [***] days in advance of the Initiation of each Clinical Trial of a Licensed Product by, on behalf of, or under authority of such party.

4.7    Development in the Territory. The parties agree that, at least [***] days prior to the proposed initiation by TAIHO or any of its Sublicensees of (a) any GLP-compliant in vivo pre-clinical study, the results of which would be required to be reported to any Regulatory Authority in the Territory to which TAIHO has submitted or proposes to submit an IND or NDA for a Licensed Product, or (b) any Clinical Trial of Licensed Product in the Territory, TAIHO shall deliver to Arcus the draft protocol for such study or trial for review. Arcus shall review such draft protocol and notify TAIHO within [***] days of Arcus’s receipt thereof if Arcus in good faith believes that the conduct or design of the proposed study or trial poses an unreasonable risk to the successful Development, registration or Commercialization of Licensed Products in the Field outside the Territory. If Arcus so notifies TAIHO, the parties’ Executives shall meet and attempt to resolve any dispute regarding whether such risk exists and how to address such risk. If the Executives are unable to reach a mutually agreeable resolution within [***], TAIHO shall have the final decision making rights with respect to the conduct or design of the proposed study or trial, provided, however that TAIHO shall consider Arcus’s concerns in good faith.

4.8    Manufacture and Supply Arrangements.

(a)    Manufacture by CMO. For each Licensed Product, until the first Marketing Approval is obtained for such Licensed Product in the US or EU (via the EMA centralized procedure), all manufacturing of the Licensed Products for use in IND Enabling Studies or Clinical Trials (including for all purposes of this Section 4.8, any components, intermediates, or active pharmaceutical ingredients thereof, collectively “Product Materials”) by or on behalf of Arcus or an Arcus Partner shall be performed by one or more established, generally reliable Third Party contract manufacturers of pharmaceutical products (each, a “CMO”).

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(b)    Supply by Arcus. In the event that Arcus obtains supply of any Product Materials, Arcus shall obtain such supply pursuant to a CMO Supply Agreement, and shall supply such Product Materials to TAIHO [***], as reasonably requested by TAIHO, under terms and conditions no less favorable as apply to the supply of such Product Materials to Arcus under such CMO Supply Agreement (subject to Section 4.8(b)(ii) below). Arcus shall obtain such supply for TAIHO from the CMO and shall cooperate reasonably to extend to TAIHO the benefits of such CMO Supply Agreement with respect to such supply, including with respect to ordering, inspection rights, specifications and (subject to Section 4.8(b)(ii) below) changes thereto, technology transfer and other provisions of such CMO Supply Agreement. In addition, Arcus shall use reasonable efforts to pursue any rights and remedies Arcus may have under the CMO Supply Agreement for TAIHO’s benefit with respect to such supply, as reasonably requested by TAIHO, provided that TAIHO shall [***]. In connection with such supply:

(i)    So long as Arcus exercises its rights under its CMO Supply Agreements at the request and for the benefit of TAIHO in accordance with this Section 4.8, if Arcus is in breach of its supply obligations under this Section 4.8 due to the default of a CMO’s obligations under the applicable CMO Supply Agreement, Arcus’ liability for such breach shall [***].

(ii)    Notwithstanding the foregoing in this Section:

(1)    The prices charged by Arcus for the manufacture and supply of Product Materials shall not exceed (a) for any such Product Material, to be used in Clinical Trials or otherwise not for commercial sale, the amounts paid by Arcus to the CMO for such Product Materials, and (b) for supply of such Product Materials to be sold commercially by TAIHO, [***] percent ([***]%) of the transfer price paid to the CMO for such Product Materials.

(2)    If TAIHO requests that modifications be made to any Product Materials supplied by the CMO that do not apply to the Product Materials supplied for use by Arcus or an Arcus Partner (or the manufacture, storage or other aspects of such Product Materials or supply), then [***] Arcus shall cooperate [***] to supply the modified Product Materials to TAIHO under a separate supply agreement and apply such modifications to and for the benefit of the Product Materials to be supplied to TAIHO in accordance with this Section 4.8(b), provided TAIHO shall [***]. For the avoidance of doubt and by way of example, in the event of a modification to the formulation for a Licensed Product and not any other aspect of the Licensed Product (e.g., the active pharmaceutical ingredient remains the same), Arcus’ obligation to supply the active pharmaceutical ingredient to TAIHO shall not be affected by this Section 4.8(b)(ii)(2).

(3)    Except as provided in Sections 4.8(b)(ii)(1) and (2) above, [***], and as provided in Section 11.1(a), TAIHO shall not be obligated to bear or share other costs or payments provided for in the CMO Supply Agreement, and shall not be obligated to pay for any Product Materials that TAIHO has not ordered.

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(4)    Arcus shall provide to TAIHO a complete and correct copy of each of its CMO Supply Agreements within [***] days after the execution thereof, or exercise of the Option with respect to the applicable Licensed Product, whichever occurs later. Prior to entering into a CMO Supply Agreement Arcus shall provide a draft copy to TAIHO and consider in good faith any timely comments or suggestions with respect to the provisions thereof that TAIHO may provide (it being understood that Arcus is not obligated to obtain TAIHO’s approval of the CMO Supply Agreement or the provisions thereof). Upon request, Arcus shall cooperate reasonably with TAIHO to enable and facilitate the negotiation and execution by TAIHO of a supply agreement directly between TAIHO and the CMO on reasonable and customary terms. In no event shall Arcus nor an Arcus Partner restrict by contract any CMO from manufacturing Licensed Product for TAIHO, provided that the foregoing shall not limit Arcus’ or an Arcus Partner’s right to enforce the terms of its CMO Supply Agreement with any such CMO or terminate its agreement with any such CMO (which termination shall not relieve Arcus of its obligations under this Section 4.8).

(iii)    The intent of this Section 4.8(b) is that TAIHO be able to obtain supply of Product Materials produced by the CMO in sufficient quantities, on such timelines and otherwise as is reasonably necessary and customary for TAIHO to Develop and Commercialize the Licensed Products in accordance with and as contemplated by this Agreement. If for any reason TAIHO or Arcus believes that the provisions of this Section 4.8 are insufficient for purposes of such supply (e.g., in substance or clarity), the parties shall negotiate and enter into a supplemental agreement containing such provisions as are appropriate and reasonable to fulfill such objective, and if the parties are unable to reach agreement on such provisions within [***] days of a request by either Party to enter into such supplemental agreement (which [***] day period may be extended upon the mutual agreement of the Parties), upon request by either party, the same shall be determined pursuant to Section 12.2 below.

(iv)    In the event Arcus obtains supply of Product Materials for a period of time, and then an Arcus Partner takes over from Arcus responsibility for all supply of any such Product Materials, Arcus shall retain and maintain its CMO Supply Agreement in place between Arcus and the CMO for a reasonable period of time as reasonably requested by TAIHO, to facilitate the continued supply to TAIHO of such Product Materials from such CMO, until such time as TAIHO, acting in good faith, is able to obtain an acceptable alternative supply arrangement for such Product Materials. If Arcus is retaining and maintaining any CMO Supply Agreement solely for the benefit of TAIHO, then TAIHO shall [***].

(c)    Manufacture for an Arcus Partner. Similarly, if an Arcus Partner obtains supply of Product Materials other than from Arcus, Arcus: (i) shall require the Arcus Partner to obtain such supply from a CMO pursuant to a CMO Supply Agreement, and to supply such Product Materials to TAIHO [***], as reasonably requested by TAIHO, under terms and conditions no less favorable as apply to the supply of such Product Materials to such Arcus Partner under such CMO Supply Agreement, and require the provisions of this Section 4.8 to apply to the Arcus Partner and such supply in the same manner as they apply to Arcus, mutatis mutandis (including Section 4.8(b)(iii) above), or (ii)(A) if the Arcus Partner has at least equivalent capabilities of an established CMO that has the capabilities and capacity to manufacture pharmaceutical products on a commercial scale, (B) Arcus has retained the right to

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Commercialize the applicable Licensed Products in a Major Market and (C) such Arcus Partner is supplying Product Materials itself to Arcus for all of Arcus’s requirements of applicable Product Materials for such Major Market, shall require the Arcus Partner to supply such Product Materials to TAIHO, as reasonably requested by TAIHO, under terms and conditions no less favorable as apply to the supply of such Product Materials to Arcus or any other Arcus Partner, or (iii)(A) if Arcus has not retained the right to Commercialize the applicable Licensed Products in a Major Market, (B) prior to the execution of the relevant Arcus Partner Agreement, Arcus used a CMO to supply the applicable Licensed Product to Arcus for use in clinical trials under one or more CMO Supply Agreements (“Transitioned CMO Supply Agreements”), and (C) such Arcus Partner is not supplying Product Materials to Arcus for a Major Market, shall require the Arcus Partner to supply such Product Materials to TAIHO in accordance with the terms of the foregoing subclause (i) utilizing such a CMO or, if the Arcus Partner has at least equivalent capabilities of an established CMO that has the capabilities and capacity to manufacture pharmaceutical products on a commercial scale, shall require the Arcus Partner to supply directly to TAIHO such Product Materials, as reasonably requested by TAIHO, under reasonable terms and conditions acceptable to TAIHO, provided that Arcus shall, or Arcus shall require such Arcus Partner to, retain and maintain, as applicable, such Transitioned CMO Supply Agreements or any other CMO Supply Agreements entered into by such Arcus Partner with the same CMO as the CMO that was party to the Transitioned CMO Supply Agreements for the applicable Product Materials, in place for [***], or a shorter period as mutually agreed by the Parties, following the date on which Arcus provides TAIHO with written notice of the Arcus Partner’s intent to supply itself with any Product Materials rather than obtain supply of such Product Materials from a CMO pursuant to such CMO Supply Agreement; provided further that if Arcus or the Arcus Partner is retaining and maintaining such Transitioned CMO Supply Agreements or other CMO Supply Agreements, as applicable, solely for the benefit of TAIHO, then TAIHO [***]. If TAIHO’s ability to rely on or otherwise utilize any Regulatory Filings or Regulatory Documentation, or otherwise on any Arcus Know-How, in each case relating to the relevant Licensed Product, would be impaired by not having supply of Product Material manufactured by such CMO or such Arcus Partner, then Arcus shall require such Arcus Partner to supply TAIHO with such Product Material manufactured by such CMO or such Arcus Partner in accordance with the foregoing subclauses (i), (ii) or (iii), as the case may be.

(d)    TAIHO Independent Supply. For clarity, and without limiting any of the foregoing, it is understood that TAIHO may manufacture, or obtain from another source supply of, some or all of its requirements of a Licensed Product (including, for clarity and subject to Section 1.49, any modified formulation of or packaging for a Licensed Product), or any Product Materials at any time and from time to time. In addition, it is understood the Product Materials supplied to TAIHO under this Section 4.8 may be used for any Development or Commercialization activities permitted to be conducted by TAIHO in accordance with this Agreement (i.e., not just in IND Enabling Studies and Clinical Trials, but Commercialization and other permitted Development activities as well). If TAIHO wishes to manufacture itself, or have manufactured, a Licensed Product and/or Product materials, without limiting Section 4.4(b) above, Arcus shall, and shall require any applicable Arcus Partner or CMO to, provide technical assistance as reasonably requested by TAIHO to promptly transfer to TAIHO or its designee the production process for the manufacture of such Licensed Product or Product Material, as applicable, including without limitation the manufacturing methods, test methods, specifications,

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materials, and other procedures, directions and controls associated with the manufacture and testing of such Licensed Product or Product Material, as the case may be, used by Arcus, its Arcus Partners and/or a CMO, to the extent Arcus, such Arcus Partner and/or such CMO Controls such parts of such production process. Arcus shall, and Arcus shall require any such Arcus Partner to, provide such assistance without charge, provided that, TAIHO shall [***].

4.9    Performance Standards. TAIHO shall conduct, or have conducted, all Licensed Product Development and Commercialization in accordance with the terms and conditions of this Agreement. In addition, each party (directly or through its Sublicensees) shall use Commercially Reasonable Efforts to perform all such activities in good scientific manner and in compliance with all Applicable Laws and, as applicable, GLP, GCP and/or GMP. TAIHO shall use Commercially Reasonable Efforts to ensure that any and all Licensed Products manufactured by or on behalf of it meets any and all specifications for such Licensed Products applicable in the Territory.

4.10    Rights of Access and Reference to Regulatory Documents.

(a)    Effective as of the applicable License Date, TAIHO hereby grants to Arcus the right to access and reference all Regulatory Filings submitted to, and Marketing Approvals obtained from, any Regulatory Authority in the Territory by TAIHO or any of its Sublicensees for the applicable Licensed Products; in each case, solely for the purposes of (i) obtaining and maintaining Regulatory Approvals for such Licensed Products in the Field outside the Territory, and (ii) complying with applicable pharmacovigilance and other regulatory requirements with respect to such Licensed Products outside the Territory. Arcus shall have the right to grant access and reference to such Regulatory Filings and Marketing Approvals to its Affiliates and to its sublicensees and their Affiliates solely for the purposes described in the foregoing clauses (i) and (ii). TAIHO shall, promptly upon Arcus’s request, file with the applicable Regulatory Authority(ies) such letters of access or reference as may be necessary to accomplish the intent of this Section 4.10(a).

(b)    Effective as of the applicable License Date, Arcus hereby grants to TAIHO the right to access and reference all Regulatory Filings submitted to, and Marketing Approvals obtained from, any Regulatory Authority for a Major Market, including the EMA, by or under authority of Arcus for the applicable Licensed Product; in each case, solely for the purposes of (i) obtaining and maintaining Regulatory Approvals for such Licensed Product in the Field in the Territory, and (ii) complying with applicable pharmacovigilance and other regulatory requirements with respect to such Licensed Product in the Territory. TAIHO shall have the right to grant access and reference to such Regulatory Filings and Marketing Approvals to its Affiliates and to its Sublicensees and their Affiliates solely for the purposes described in the foregoing clauses (i) and (ii). Arcus shall, promptly upon TAIHO’s request, file with the applicable Regulatory Authority(ies) such letters of access or reference as may be necessary to accomplish the intent of this Section 4.10(b).

4.11    Safety Data Exchange. Each party shall be solely responsible, at its own expense, for complying with all applicable regulatory requirements with respect to Licensed Products in such party’s territory (i.e., the Territory in the case of TAIHO and outside the

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Territory in the case of Arcus), including all safety reporting to Regulatory Authorities in such party’s territory. The parties shall, promptly upon reasonable request by either party, negotiate in good faith and enter into a pharmacovigilance/safety data exchange agreement for Licensed Product (each, a “PV Agreement”), which shall set forth standard operating procedures governing the collection, investigation, reporting, and exchange of information concerning adverse drug reactions/experiences. The terms of each PV Agreement shall be no less stringent than those required by FDA, Japanese Regulatory Authorities and ICH guidelines (unless such FDA, Japanese Regulatory Authorities and ICH guidelines conflict with guidelines promulgated by any Regulatory Authority having jurisdiction in the Territory, which guidelines shall control for the Territory) and shall be sufficient to permit each party to comply with its regulatory and legal requirements for the management and reporting of safety data regarding the applicable Licensed Product by providing for the exchange of relevant information in appropriate format within applicable timeframes. Each PV Agreement shall provide for Arcus to establish and manage the core database in relation to all such safety reporting activities. In the event the terms of a PV Agreement cannot be fully agreed, the same shall be determined in accordance with Section 12.2 below.

4.12    Clinical Studies in Other Party’s Territory. Each party shall be entitled to conduct Clinical Trials and other Development activities with respect to the Licensed Products in countries of the other party’s territory solely for purposes of obtaining Marketing Approvals in its own territory, provided that (a) TAIHO shall not conduct or authorize any Third Party to conduct any human clinical studies of a Licensed Product in a Major Market without Arcus’s consent, and (b) Arcus shall not conduct or authorize a Third Party to conduct any human clinical studies of a Licensed Product or Option Product in Japan, without TAIHO’s consent; in each case, which consent shall not be unreasonably withheld. It is understood that after Marketing Approval has been obtained in a Major Market or Japan with respect to a Licensed Product, this Section 4.12 shall not prevent, and each party shall have the right, to conduct Clinical Trials of another product of such party in which such Licensed Product is used as a comparator or combination agent in the indication being studied, provided that if a party wants to conduct any such Clinical Trials outside of its respective territory in which such Licensed Product is used in combination with such other product of such party, then such party must first obtain the other party’s prior written consent to do so, which consent shall not be unreasonably withheld.

5.	FINANCIAL TERMS.

5.1    Option Fee. As partial consideration of Arcus’s grant of the Option to TAIHO hereunder, TAIHO shall pay to Arcus non-refundable, non-creditable Option fees as follows: (a) a one-time payment of twenty million dollars (US$20,000,000) within [***] days after TAIHO’s receipt of an invoice from Arcus following the Effective Date; (b) three (3) annual payments of five million dollars (US$5,000,000) each, the first payment due within [***] after TAIHO’s receipt of an invoice from Arcus following the Effective Date and the second and third payments due [***] days after TAIHO’s receipt of an invoice following the first and second anniversaries of the Effective Date respectively; and (c) Option exercise payments (in the applicable amount set forth in the table below) (“Option Exercise Payments”) within [***] days after TAIHO’s receipt of an invoice from Arcus following any exercise by TAIHO of the Option for a particular Arcus Program, based on when the Option is so exercised:

Option Exercise Timeframe	Option Exercise Payment Amount
Prior to the end of the Stage 1 Period for the applicable Arcus Program	US $3,000,000

[***] (the “Stage 2 Period”)	[***]

[***] (the “Stage 3 Period”)	US $15,000,000

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5.2    Development and Regulatory Milestone Payments. With respect to each Arcus Program for which TAIHO exercised the Option and has been granted the License, TAIHO shall, subject to the terms of this Section 5.2, pay to Arcus the corresponding (depending on regulatory pathway and indication) one-time, non-refundable, non-creditable milestone payment within [***] days after TAIHO’s receipt of an invoice from Arcus following the first achievement, by TAIHO or any of TAIHO’s Sublicensees, of each of the milestone events set forth in the applicable table below by a Licensed Product in such Arcus Program (“Development and Regulatory Milestones;” and such payments “Development and Regulatory Milestone Payments”). For the sake of clarity and as an example only, if TAIHO exercises the Option with respect to six (6) Arcus Programs, then TAIHO may owe to Arcus a particular milestone payment up to six (6) times. TAIHO shall notify Arcus in writing within [***] days after the Achievement of any Development and Regulatory Milestones.

(a)    Global Studies. The milestones in the table immediately below in this Section 5.2(a) shall be due upon Achievement (i.e., by TAIHO or its Sublicensee) of such milestones so long as TAIHO or its Sublicensee would be able (in TAIHO’s opinion, acting in good faith) and intends to obtain Marketing Approval based solely on Arcus Know-How and clinical data from Global Studies conducted by or under authority of Arcus or its Affiliates (“Global Study Pathway”). For avoidance of doubt, the milestones in the table immediately below shall not be due if TAIHO determines (in its opinion, acting in good faith) not to pursue the Global Study Pathway for the particular Licensed Product, and TAIHO or its Sublicensee conducts a Clinical Trial for such Licensed Product that is not a part of the Global Studies.

Milestone	[***] Indication	[***] Indication	[***] Indication
[***]

(b)    Bridging Study in Territory. The milestones in the table immediately below in this Section 5.2(b) shall be due upon Achievement of such milestones so long as TAIHO or its Sublicensee is able (in TAIHO’s opinion, acting in good faith) and intends to obtain Marketing Approval based solely on Arcus Know-How generated from Clinical Trials conducted by, or by a Third Party under authority of, Arcus or its Affiliates and a Bridging Study conducted by TAIHO or its Sublicensee in the Territory (“Bridging Study Pathway”). For avoidance of doubt, the milestones in the table immediately below shall not be due if TAIHO determines (in its opinion) not to pursue the Bridging Study Pathway for the applicable Licensed Product and TAIHO or its Sublicensee conducts a human clinical study of such Licensed Product that is not a Bridging Study (in which case Section 5.2(a) above or 5.2(c) below shall apply).

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Milestone	[***] Indication	[***] Indication	[***] Indication

[***]

(c)    Regional Study. The milestones in the table immediately below in this Section 5.2(c) shall be due upon Achievement of such milestones where Section 5.2(a) and 5.2(b) do not apply to such Achievement (“Regional Study Pathway”).

Milestone	[***] Indication	[***] Indication	[***] Indication

[***]

(d)    Certain Matters:

(i)    Maximum Total Milestone Payments. Each of the foregoing milestone payments shall be paid no more than once for an Arcus Program for the first Achievement of the corresponding event by TAIHO or its Sublicensee with respect to a Licensed Product in such Arcus Program (regardless of the number of times such event is achieved by other Licensed Products in such Arcus Program), and in no event shall the cumulative milestones payments for an Arcus Program exceed the amounts that would be paid if only the Global Study Pathway was followed. For clarity:

(1)    In no event will the total milestone payments for a given Arcus Program exceed $130M for all Regulatory Pathways and Indication Categories combined, and if all Marketing Approvals within the Development and Regulatory Milestones for an Arcus Program are obtained based on the Regional Study Pathway (i.e., based on neither the Global Study Pathway nor the Bridging Study Pathway) the total milestone payments for such Arcus Program will not exceed [***] for all Indication Categories combined;

(2)    In no event will the total Development and Regulatory Milestone Payments for a given Arcus Program exceed [***] for the [***] Indication, [***] for the [***] Indication or [***] for all [***] Indications combined, and if all Marketing Approvals within the Development and Regulatory Milestones for an Arcus Program are obtained based on the Regional Study Pathway (i.e., based on neither the Global Study Pathway nor the Bridging Study Pathway), the total Development and Regulatory Milestone Payments for such Arcus Program shall not exceed [***] for the [***] Indication, [***] for the [***] Indication or [***] for [***] Indications combined.

(ii)    Discontinued Licensed Product. If Development of a Licensed Product within an Arcus Program is terminated after TAIHO has made one or more milestone payments on Achievement of one or more Development and Regulatory Milestones by such Licensed Product but prior to First Commercial Sale of such Licensed Product, then TAIHO shall have the right to credit and offset all such milestone payments actually made against other payments due to Arcus under this Article 5 with respect to any other Licensed Product within such Arcus Program, and all such Development and Regulatory Milestones shall be deemed to not have been Achieved.

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(iii)    Skipped Milestones. Except as otherwise provided below, if a subsequent milestone within a given regulatory pathway (i.e., the Global Study Pathway, Bridging Study Pathway or Regional Study Pathway, each a “Regulatory Pathway”) for an indication category (i.e., [***] Indication, [***] Indication, and [***] Indication, each an “Indication Category”) within an Arcus Program is Achieved prior to one or more particular milestone(s) of an earlier stage (determined by reference to the milestone numbers 1, 2, 3, 4, each a “Milestone Stage”) within such given Regulatory Pathway for such Indication Category within such Arcus Program, then the prior, previously unpaid milestone(s) shall be deemed to have been met for such given Regulatory Pathway and Indication Category within such Arcus Program, and the corresponding milestone payment(s) shall become due and payable to Arcus within [***] days after the later of TAIHO’s receipt of an invoice from Arcus for such amounts and [***]. For example, if the Global Study Pathway milestones apply and the parties conduct a Phase II Global Study for a [***] Indication, and then TAIHO or its Sublicensee files a first NDA or BLA in Japan for a [***] Indication based on the results of such Clinical Trial without conducting a Phase III Global Study, milestone 2 of the Global Study Pathway for such [***] Indication will be due upon the filing of such NDA or BLA. Notwithstanding the foregoing:

(1)    Achievement of Milestone in One Regulatory Pathway Deemed Achievement of the Corresponding Milestone for All Regulatory Pathways. For a given Arcus Program, if the milestone for a particular Milestone Stage (i.e., milestone 1, 2, 3 or 4 under Sections 5.2(a)-5.2(c) above) has been Achieved with respect to a given Indication Category in one Regulatory Pathway, the milestone of such Milestone Stage and Indication Category shall be deemed to have been Achieved for the same Milestone Stage and Indication Category for all other Regulatory Pathways with respect to such Arcus Program, provided that no milestone payment will be owed by TAIHO by reason of any such deemed Achievement. For example, if a Licensed Product of an Arcus Program Achieves milestone 2 under the Global Study Pathway (Initiation of a Phase III Clinical Trial that is a Global Study) for a [***] Indication and then later Achieves milestone 2 under the Bridging Study Pathway (Initiation of a Bridging Study) for another [***] Indication, the milestone payment for such later Achievement of such milestone 2 shall be paid as a milestone for the [***] Indication under the Bridging Study Pathway (i.e., because milestone 2 for the [***] Indication under the Bridging Study Pathway shall be deemed to already have been achieved).

(2)    No Deemed Achievement by Reason of Switched Indication Category. Notwithstanding Sections 5.2(d)(iii) and 5.2(d)(iii)(1) above, for a given Licensed Product, if such Licensed Product [***].

(iv)    Milestone Reconciliation Upon Marketing Approval. Upon first receipt of Marketing Approval in Japan for a Licensed Product (“Approved Licensed Product”) for a given indication, as determined by the approved label (“Approved Indication”) and under a given Regulatory Pathway, as determined at the time of such Marketing Approval (“Approval Pathway”), the prior Achievement of milestones with respect to the Approved Licensed Product and other Licensed Products within the same Arcus Program shall be re-

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determined and reconciled as if such Approved Licensed Product had only Achieved milestones within such Approval Pathway and for the Approved Indication (taking into account all other milestones that have been Achieved with respect to the applicable Arcus Program as of the date of such Marketing Approval). In such event:

a.    If any additional milestone payments are owed as a result of such re-determination and reconciliation under this Section 5.2(d)(iv), then such additional milestone payments shall be due [***] days after the later of TAIHO’s receipt of an invoice from Arcus for such amounts and [***]. Additionally, if an additional milestone payment is made under this paragraph, then the milestone for which such milestone payment is made shall be deemed to have been Achieved. For clarity, in no case shall payments made by TAIHO, including after re-determination and reconciliation under this Section 5.2(d)(iv), exceed the milestone caps as set forth in Section 5.2(d)(i).

b.    Conversely, if the payments previously made with respect to such Arcus Program (or with respect to a Licensed Product, Regulatory Pathway or Indication Category within such Arcus Program) exceed the total milestones that would have been due pursuant to such re-determination and reconciliation under this Section 5.2(d)(iv) or the applicable milestone caps set forth in Section 5.2(d)(i), then [***]. Additionally, if the amount previously paid with respect to a milestone is so [***], such milestone shall be deemed not to have been Achieved.

5.3    Commercialization Milestone Payments. With respect to each Arcus Program for which TAIHO has exercised the Option and been granted the applicable License, TAIHO shall pay to Arcus the corresponding one-time, non-refundable, non-creditable milestone payment within [***] days after TAIHO’s receipt of an invoice from Arcus following the first Achievement, whether by TAIHO or any of TAIHO’s Sublicensees, alone or in combination, of each of the milestone events set forth in the table below by the first Licensed Product in such Arcus Program for which Net Sales in the Territory Achieve such Sales Achievement Milestone. For the sake of clarity and as an example only, if TAIHO exercises the Option with respect to six (6) Arcus Programs, then TAIHO may owe to Arcus each of the milestone payments listed in the table below once per Arcus Program, for a total of up to six (6) times across all six (6) Arcus Programs.

Milestone (collectively, the “Sales Achievement Milestones”)	Milestone Payment (collectively, the “Commercialization Milestone Payments”)
[***]

Each of the foregoing milestone payments will be paid only once for an Arcus Program, for the first Achievement of the corresponding event by a Licensed Product in such Arcus Program. In determining cumulative Net Sales, Net Sales of Licensed Product for one indication will be added to Net Sales of the same Licensed Product for other indications. If a subsequent milestone is achieved prior to one or more particular milestone(s) being met for a particular indication, then the prior, previously unpaid milestone(s) shall be deemed to have been met for such indication, and the corresponding milestone payments shall become due and payable to

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Arcus. Notwithstanding the foregoing, if more than one of the foregoing milestone payments for the Sales Achievement Milestones becomes due in the same TAIHO fiscal year, then the second and subsequent of such payments will be due [***]. Net Sales of a Licensed Product that is a Combination Product that includes an Antibody or a Compound from more than one Arcus Program shall be allocated to the applicable Arcus Program in accordance with the provisions in the definition of Net Sales with respect to Combination Products (i.e., mutatis mutandis, treating the Antibody or Compound from such other Arcus Program as an Other Active).

5.4    Certain Deductions from Option Exercise Fees and Milestone Payments. Notwithstanding Sections 5.1-5.3 above, in the event that TAIHO concurrently exercises an Option with respect to Licensed Products from two (2) or more Arcus Programs that are being Developed as a combination therapy (an “Intra-Portfolio Combination”) then each Option Exercise Payment and Development and Regulatory Milestone Payment for such Licensed Products included in such Intra-Portfolio Combination will be reduced by [***] percent ([***]%). If TAIHO or a Sublicensee obtains Marketing Approval of one (1) or more of the Licensed Products in an Intra-Portfolio Combination for use as a single agent prior to obtaining Marketing Approval for the Intra-Portfolio Combination, then TAIHO will pay Arcus the portion of the Option Exercise Payments and Development and Regulatory Milestone Payments with respect to each such Licensed Product as a single agent that was discounted pursuant to the preceding sentence (i.e., TAIHO shall pay the remaining [***] percent ([***]%) of such Option Exercise Payments and Development and Regulatory Milestone Payments). Such amounts shall be paid by TAIHO to Arcus within [***] days after TAIHO or a Sublicensee obtains Marketing Approval of such one (1) or more of the Licensed Products as a single agent. There will be no discounts to any Commercialization Milestone Payments or any royalty payments based on such Intra-Portfolio Combination.

5.5    Royalties. Subject to Sections 5.6 and 5.7, TAIHO shall pay royalties to Arcus on annual Net Sales of a Licensed Product in the Territory by TAIHO and its Sublicensees in each calendar year at the applicable rate(s) set forth below:

Annual Net Sales Increments	Royalty Rate
[***]

For example, if annual Net Sales of a Licensed Product in the Territory is $3,800,000,000, then the royalty payable by TAIHO to Arcus would be calculated as [***]. In determining annual Net Sales, Net Sales of Licensed Product for one indication will be added to Net Sales of the same Licensed Product for other indications.

[***].

5.6    Royalty Adjustments.

(a)    Generic Products. If one or more Generic Products (other than a Generic Product sold by TAIHO or any of its Affiliates or Sublicensees) with respect to a Licensed Product is sold commercially in a particular country in the Territory during a particular calendar

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quarter (“Generic Product Presence”), and during such calendar quarter the Net Sales of such Licensed Product has decreased by [***] percent ([***]%) or more when compared to peak Net Sales of such Licensed Product in such country in [***] prior to such Generic Product Presence, and such decrease is attributable to such Generic Product Presence (“Generic Competition”), then, only for so long as such Generic Competition continues to exist, the royalty rate (used with Net Sales to determine royalty payments) for such Licensed Product in such country during such calendar quarter will be reduced by [***] percent ([***]%) for purposes of determining TAIHO’s obligation to make royalty payments under this Agreement.

(b)    Payments on Third Party Intellectual Property. If, following the Effective Date, it is necessary for TAIHO (or its Sublicensee) to obtain from one or more Third Parties rights to intellectual property in order to Develop or Commercialize any Licensed Product in the Field in the Territory, TAIHO will have the sole right to, and may, in its sole discretion, negotiate and obtain a license under such intellectual property (each such Third Party license is referred to herein as a “Third Party License”). Intellectual property from a Third Party will be deemed “necessary” under this Section if such rights are reasonably necessary for avoiding or preventing infringement or misappropriation of Third Party intellectual property rights in connection with, or otherwise actually required for, the Development or Commercialization of the applicable Licensed Product in the Field in the Territory. Except as set forth in this Section or to the extent of any Third Party claim for which Arcus provides indemnification under Section 11.2, or as the parties may otherwise agree in writing, TAIHO shall bear any payments associated with any payments owed to any Third Party for such a Third Party License (collectively, the “Third Party Royalties”). TAIHO may credit up to [***]percent ([***]%) of the amount of any Third Party Royalties paid by TAIHO under a Third Party License pursuant to this Section against amounts payable to Arcus under Article 5 in accordance with Section 5.9.

(c)    Arcus In-License Technology.

(i)    In the event that Arcus intends to obtain a right or license to intellectual property or other subject matter, Arcus will use good faith efforts to include all of the countries within the Territory in such right or license, provided that nothing herein shall require Arcus to obtain rights and licenses to any of the countries in the Territory except on such terms and conditions that Arcus deems acceptable in its sole and reasonable discretion, provided further that if Arcus does not obtain any such rights and licenses in and for Japan with respect to any Arcus Program, such Arcus Program shall not be considered an Arcus Program under Sections 2.1(b) or 2.1(f) for the purpose of determining whether Arcus has initiated IND Enabling Studies for at least [***] Arcus Programs. If Arcus obtains a right or license to intellectual property or other subject matter, Arcus shall, for so long as TAIHO has an Option or License to such intellectual property or other subject matter, Control such intellectual property and other subject matter, with the right to license or sublicense the same to TAIHO hereunder on terms no less favorable than apply to Arcus and any other Arcus Partners, and, to the extent TAIHO is responsible for any payments thereunder pursuant to Section 5.6(c)(iii), on a proportionate basis with respect to TAIHO’s payment obligations, taking into account the relative size of the market in the Territory.

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(ii)    It is understood and agreed that Arcus shall be responsible for any and all payments due to a Third Party, including an Arcus Partner, under a Third Party Agreement pursuant to which Arcus obtains a right or license to intellectual property or other subject matter included in the Arcus Technology, or relates to any applicable Antibodies or Compounds directed to the Target(s) of an Arcus Program or the applicable Target(s) of an Arcus Program, and which is entered into by Arcus prior to TAIHO exercising its Option with respect to the applicable Arcus Program pursuant to Section 2.1(d).

(iii)    If, following the License Date with respect to an Arcus Program, Arcus enters into a Third Party Agreement with a Third Party (other than an Arcus Partner) under which Arcus obtains a right or license to intellectual property or other subject matter included in the Arcus Technology to the extent directed to such Arcus Program or that relates to any applicable Antibodies or Compounds directed to the Target(s) of such Arcus Program or the applicable Target(s) of such Arcus Program (such other intellectual property or other subject matter, “Third Party Technology”) included in the Arcus Technology, and for which payments would become due to such Third Party as a result of TAIHO’s Development or Commercialization of a Licensed Product hereunder in exercise of rights under such Arcus Technology, then the following shall apply: Promptly upon entering into any such Third Party Agreement, Arcus shall provide TAIHO with a true, complete and correct written description of such Third Party Technology and such payment obligations, and TAIHO’s obligation to reimburse such amounts shall be limited to those payment obligations as so disclosed to it. The License granted to TAIHO under such Third Party Technology shall be subject to TAIHO’s agreement to reimburse Arcus for the payments owed to such Third Party to the extent such payments become due by reason of TAIHO’s exercise of TAIHO’s License hereunder with respect to such Third Party Technology in the Territory. If TAIHO elects not to or does not agree to reimburse such payments, then to such extent, such Third Party Technology shall thereafter be deemed excluded from TAIHO’s License with respect to such Licensed Product, and TAIHO will not be obligated to reimburse any payments attributable to such Third Party Technology with respect to such Licensed Product. [***] percent ([***]%) of any payments that TAIHO reimburses pursuant to this paragraph may be offset against amounts due to Arcus in accordance with Section 5.9.

(iv)    If Arcus fails to make any payment when due under any Third Party Agreement or is otherwise in breach of such Third Party Agreement, TAIHO shall have the right to make such payment and/or cure such breach on behalf of Arcus. In such event, Arcus shall promptly reimburse TAIHO for TAIHO’s reasonable costs incurred in making such payment and/or curing such breach or, at TAIHO’s election, TAIHO may offset such amounts paid by TAIHO against any future amounts payable to Arcus hereunder.

5.7    Royalty Term. Royalties under Section 5.5 shall be payable on a Licensed Product-by-Licensed Product and country-by-country basis during the period of time commencing on the First Commercial Sale of a Licensed Product in a country and ending upon the later of: (a) ten (10) years from the date of First Commercial Sale of such Licensed Product in such country; and (b) expiration of the last-to-expire Valid Claim of the Arcus Patents covering the manufacture, use or sale or exploitation of such Licensed Product in such country (the “Royalty Term”). Notwithstanding the foregoing, for the second or any subsequent Licensed

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Product of the applicable Arcus Program to be sold in a country in the Territory, clause (a) of the Royalty Term shall only apply for such second or subsequent Licensed Product if [***].

5.8    Controlled Antibodies and Compounds. Notwithstanding anything to the contrary in this Agreement, TAIHO’s royalty or milestone payment obligations under this Agreement shall be owed on an Antibody or Compound only if and to the extent the chemical structure of such Antibody or Compound was first discovered by Arcus or in-licensed to Arcus by a Third Party, and in any event shall not be owed on any compound or antibody first discovered by TAIHO or in-licensed to TAIHO, directly or indirectly, by a Third Party that first discovered such compound or antibody. The foregoing shall not be deemed to grant to TAIHO any implied right or license under any intellectual property right of Arcus other than as expressly set forth herein.

5.9    Credits. Under [***], TAIHO has rights to credit certain amounts (the “Credits”) against certain amounts owed by TAIHO to Arcus pursuant to this Article 5 (“Amounts Owed”). In each case, TAIHO may only credit each Credit actually paid by TAIHO in a calendar quarter against Amounts Owed in the same calendar quarter for the Arcus Program to which the applicable Credit relates. If the Credit relates to more than one Arcus Program, then such Credit will be divided and distributed equally across each Arcus Program to which such Credit relates. In no event shall the application of any Credit reduce each Amount Owed by more than [***] percent ([***]%) in a given calendar quarter and TAIHO may not apply the particular amounts paid by TAIHO as Credits under more than one of the applicable [***]. For example, a particular amount paid by TAIHO to a licensor shall not qualify as a Credit under both [***]. If a Credit may not be fully offset as a result of the foregoing limitation, then it may be carried forward and offset against Amounts Owed in future calendar quarters; provided that in the event of any [***]. Arcus shall not be liable to TAIHO for any Credits which cannot be carried forward, credited, offset, or deducted by TAIHO.

6.	PAYMENTS; RECORDS; AUDITS.

6.1    Payment; Reports. Royalties shall be calculated and reported for each calendar quarter within [***] days after the end of each calendar quarter. Upon delivery of such report, Arcus shall invoice TAIHO for the corresponding amount of the royalty due to Arcus, if any, and TAIHO shall pay such amount due, if any, within [***] days after receipt of an invoice from Arcus therefor. Each report of royalties shall include the Net Sales of Licensed Products by TAIHO and its Sublicensees in the Territory on a country-by-country basis during the applicable calendar quarter, which report shall include the gross amounts invoiced and Net Sales of such Licensed Products, the royalties payable, how such royalties payable amounts were calculated (including an accounting of any reductions in applicable royalty rates and/or deductions in determining Net Sales), and the exchange rates used, in each case presented on a country-by-country basis and only for the applicable calendar quarter. Each such report shall also include an accounting of any other amounts paid under Article 5 in the applicable calendar quarter, including an accounting of any reductions made to such amounts (e.g., under Section 5.9), and a list of the unused Credit carry forwards to date with their respective remaining amounts.

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6.2    Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in U.S. dollars. When conversion of payments from any foreign currency is required, such conversion shall be calculated using an exchange rate equal to the weighted average of the rates of exchange for the currency of the country from which the royalties are payable as reported on Oanda.com, during the calendar quarter for which a payment is due. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to the bank and account designated in writing by Arcus.

6.3    Income Tax Withholding. All payments by TAIHO hereunder shall be made to Arcus by TAIHO or an Affiliate of TAIHO that is either a resident of Japan or the United States for income tax purposes and unless specifically required by a governmental agency shall not be subject to any deduction for withholding imposed upon the sale of Licensed Product outside the United States or otherwise and Arcus will then pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are paid or required to be withheld by TAIHO or an Affiliate for the benefit of Arcus on account of any royalties or other payments payable to Arcus under this Agreement, TAIHO will (a) be entitled to deduct and withhold such taxes from the amount of royalties or other payments otherwise due to Arcus, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to Arcus and any receipt by the taxing authority received by TAIHO within thirty (30) days of payment or receipt following such payment. TAIHO and Arcus shall reasonably cooperate to minimize any such withholding, including by Arcus providing a Certification of U.S. Tax Residency on Form 6166, an Application Form for Income Tax Convention (Form 3) and an Attachment Form for Limitation on Benefits Article (US) (Form 17).

6.4    Audits. TAIHO shall keep (and shall require its Affiliates and Sublicensees to keep) complete and accurate records pertaining to the manufacture, Development, sale or other disposition of Licensed Products in sufficient detail to permit Arcus to confirm the accuracy of all payments due hereunder for a period of [***] years from the end of the calendar year to which such records relate. Arcus shall have the right, once annually, to cause an independent, certified public accountant (the “Auditor”) to audit such records solely to confirm the amounts payable by TAIHO to Arcus under this Agreement for a period covering not more than the preceding [***] years, including, without limitation, calculation of Net Sales and payment of royalties, provided that with respect to such records of Sublicensees, TAIHO shall only be obligated to use Commercially Reasonable Efforts to obtain such rights for Arcus from its Sublicensees and, if TAIHO is unable to obtain from any Sublicensee such right for Arcus to audit such records of such Sublicensee, TAIHO shall obtain the right to inspect and audit such Sublicensee’s books and records for itself and shall exercise such audit rights on behalf and at the reasonable expense of Arcus upon Arcus’s written request and disclose the results of any such audit to Arcus in accordance with this Section. Such audits may be exercised during normal business hours upon reasonable prior written notice to TAIHO. The Auditor will, prior to the conduct of any such audit, execute a reasonable written confidentiality agreement with TAIHO. The Auditor will send a copy of the report to TAIHO at the same time it is sent to Arcus that states whether the royalties and other payments hereunder are correct or incorrect and, if they are incorrect, the amount of any underpayment or overpayment along with reasonable details for how such underpayment or overpayment was determined. The report sent to both parties will include the methodology and calculations used to determine the results. Prompt

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adjustments shall be made by the parties to reflect the results of such audit. Arcus shall bear the full cost of such audit unless such audit establishes an underpayment by TAIHO of more than [***] percent ([***]%) of the amount due for the period covered by the audit, in which case, TAIHO shall bear the full cost of such audit and shall promptly remit to Arcus the amount of any underpayment, together with a late fee which shall be calculated on such late payment in accordance with Section 6.5 below.

6.5    Late Payments. In the event that any amount due under this Agreement is not paid when such amount is due, the amount shall accrue (and TAIHO shall pay) interest from the date due at a rate per annum equal to (a) [***] percent ([***]%) per month for payments owed prior to [***] years after the Effective Date; and (b) the prime rate as reported by the Bank of Tokyo-Mitsubishi UFJ, Ltd., plus [***] percent ([***]%) per year for payments owed more than [***] years after the Effective Date; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Arcus from exercising any other rights it may have as a consequence of the lateness of any payment.

7.	CONFIDENTIALITY.

7.1    Confidential Information. Except to the extent expressly authorized by this Agreement, each party agrees that, during the Term, and for [***] years thereafter, such party (the “Receiving Party”) shall keep confidential, and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement, any information furnished to it by or on behalf of the other party (the “Disclosing Party”) pursuant to this Agreement or any Confidentiality Agreement that is marked or otherwise identified as confidential or proprietary at the time of disclosure or is disclosed in such a manner or is of such a nature that a reasonable person would understand such information to be confidential or proprietary (collectively, “Confidential Information”). The Receiving Party may use and disclose Confidential Information only to the extent required to accomplish the purposes of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to prevent unauthorized access, use and disclosure of the Confidential Information and to ensure that its, and its Affiliates’, employees, agents, consultants, other representatives and sublicensees (“Representatives”) do not disclose, except as otherwise expressly permitted under this Agreement, or make any unauthorized use of, the Confidential Information. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or unauthorized disclosure of the Disclosing Party’s Confidential Information.

7.2    Exceptions. Confidential Information of a Disclosing Party shall not include any information to the extent that such information (which the Receiving Party can prove by competent evidence): (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in violation of this Article 7, generally known or available; (b) is lawfully known by the Receiving Party or any of its Affiliates (to the extent such Receiving Party or Affiliate has the right to use and disclose such information) at the time of receiving such information from the Disclosing Party; (c) is hereafter furnished to the Receiving Party or any of its Affiliates by a Third Party, as a matter of right (to the extent such Receiving Party or Affiliate has the right to use and disclose such information); or (d) is independently discovered or developed by the Receiving Party or any of its Affiliates, without the use of or reference to Confidential Information of the Disclosing Party.

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7.3    Authorized Disclosure. Notwithstanding the provisions of Section 7.1, the Receiving Party may disclose Confidential Information of the Disclosing Party as expressly permitted by this Agreement, or if and to the extent such disclosure is reasonably necessary in the following instances:

(a)    filing or prosecuting Patent Rights as permitted by this Agreement;

(b)    exercising or enforcing such party’s rights under this Agreement and in performing its obligations under this Agreement;

(c)    seeking, obtaining and maintaining Marketing Approvals (including complying with the requirements of Regulatory Authorities with respect to filing for, obtaining and maintaining Marketing Approvals);

(d)    prosecuting or defending litigation as permitted by this Agreement;

(e)    complying with applicable court orders, Applicable Laws, or the listing rules of any exchange on which the Receiving Party’s securities are traded (specifically including the recommendations and requests from the Tokyo Stock Exchange (TSE) or the SEC or otherwise submitting information to tax or other governmental authorities);

(f)    disclosure in Regulatory Filings or Regulatory Documents that the Receiving Party has the right to make under this Agreement;

(g)    in the case of Arcus, disclosure to any licensors to the extent required to comply with the terms and conditions of any agreement between Arcus and such licensors, provided that any such licensors agree to be bound by terms of confidentiality and non-use at least as restrictive as those set forth in this Article 7;

(h)    disclosure to the Receiving Party’s Affiliates, to actual or potential Sublicensees (or licensees or sublicensees) or Subcontractors (or subcontractors, including those of Sublicensees) and to the Receiving Party’s and its Affiliates’ Representatives who, in each case, have a need to know such information in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement or any agreement between the Receiving Party and any such persons, provided, in each case, that any such Affiliate, actual or potential Sublicensee (or licensee or sublicensee) or Subcontractor (or subcontractor, including those of Sublicensees), or Representative agrees to be bound by terms of confidentiality and non-use at least as restrictive as those set forth in this Article 7; and

(i)    disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by obligations of confidentiality and non-use similar to those contained in this Agreement.

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Each party shall be responsible for any breaches of confidentiality by any of its Affiliates, Sublicensees (or licensees or sublicensees), Subcontractors (or subcontractors, including those of Sublicensees), Representatives, advisors and Third Parties (to whom it discloses Confidential Information pursuant to Sections 7.3(h), 7.3(i) and 7.6).

Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 7.3(d) or 7.3(e), it will, except where impracticable, (a) give reasonable advance notice to the Disclosing Party of such disclosure, (b) use efforts to secure confidential treatment of such information at least as diligent as the Receiving Party would use to protect its own confidential information, but in no event less than reasonable efforts, and (c) cooperate with any efforts by the Disclosing Party, at the Disclosing Party’s request and expense, to secure confidential treatment of such Confidential Information. [***].

In addition, notwithstanding the foregoing, to the extent that either party reasonably determines that it is required to make a filing or any other public disclosure with respect to this Agreement or the terms or existence hereof to comply with the requirements, rules, laws or regulations of any applicable stock exchange, Nasdaq, Tokyo Stock Exchange, or any governmental or regulatory authority or body, including without limitation the U.S. Securities and Exchange Commission (the “SEC”) (collectively, the “Securities Disclosure Obligations”), such party shall promptly inform the other party thereof and shall use reasonable efforts to maintain the confidentiality of the terms of this Agreement in any such filing or disclosure. Prior to making any such initial filing of the terms of this Agreement, the parties shall mutually agree on the provisions of this Agreement for which the parties shall seek confidential treatment, it being understood that if one party determines to seek confidential treatment for a provision for which the other party does not, then the parties will use reasonable efforts in connection with such filing to seek the confidential treatment of any such provision. The parties shall cooperate, each at its own expense, in such filing, including without limitation such confidential treatment request. The parties will reasonably cooperate in responding promptly to any comments received from the SEC with respect to such filing in an effort to achieve confidential treatment of such redacted form; provided, however, that a party shall be relieved of such obligation to seek confidential treatment for a provision requested by the other party if such treatment is not achieved after the first round of responses to comments from the SEC. Notwithstanding anything to the contrary in this Agreement, either party may make reference to the existence of this Agreement and describe in general terms the relationship between the parties in connection with any required securities filings without seeking the other party’s prior consent. This paragraph shall apply with respect to the filing of the terms of this Agreement or any public disclosure relating to this Agreement, in each case to comply with Securities Disclosure Obligations, notwithstanding the provisions of this Article 7 or the Confidentiality Agreement.

7.4    Publications.

(a)    Clinical Trial Results. TAIHO and its Affiliates may publish, and authorize Sublicensees to publish, the results of any Clinical Trial of a Licensed Product conducted by or on behalf of TAIHO, its Affiliate or a Sublicensee without the prior written approval of Arcus; provided that they are in compliance with the terms and conditions of this

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Section. TAIHO shall provide a copy of the proposed publication to Arcus for review at least [***] days in advance of any such publication. Arcus may request, and TAIHO shall remove, from the proposed publication any information that is Arcus Confidential Information. Furthermore, TAIHO shall consider in good faith and acting reasonably any other changes requested by Arcus with respect to such proposed publication. Notwithstanding the foregoing, once the results of a Clinical Trial have been published, no further notice shall be required with respect to a subsequent publication of such results. The parties shall reasonably cooperate with each other to coordinate their strategies for publishing the results of any Clinical Trial of a Licensed Product.

7.5    Public Announcements.

(a)    Joint Press Release. If requested by a party, the parties shall issue a joint press release announcing the execution of this Agreement in substantially the form(s) mutually agreed upon by the parties.

(b)    Additional Press Releases. It is understood that each party may desire or be required to issue subsequent press releases relating to this Agreement or activities hereunder. Should a party wish to issue any subsequent press release with respect to this Agreement and/or the activities hereunder, such party agrees to consult with the other party reasonably and in good faith with respect to the text and timing of such press release prior to the issuance thereof. After release of a press release in accordance with this Section 7.5, each party may disclose to Third Parties the information contained in such press release without the need for further notice to the other party.

7.6    Confidential Terms. Each party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other party hereto, except each party may disclose the terms of this Agreement: (a) to advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners or private investors, and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement; or (b) to the extent necessary to comply with Applicable Laws and court orders, including securities laws, regulations or guidances; provided that in the case of paragraph (b) the Disclosing Party (A) complies with the provisions set forth above with respect to Securities Disclosure Obligations, and (B) in the case of disclosures under paragraph (b) other than to comply with Securities Disclosure Obligations, promptly notifies the other party and allows the other party a reasonable opportunity to oppose with the body initiating the process and, to the extent allowable by Applicable Law, to seek limitations on the portion of the Agreement that is required to be disclosed.

8.	INTELLECTUAL PROPERTY.

8.1    Ownership of Inventions. Inventorship of Inventions shall be determined in accordance with the rules of inventorship under U.S. patent laws. Arcus shall solely own all Arcus Inventions. TAIHO shall solely own all TAIHO Inventions. The parties shall jointly own all Joint Inventions.

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8.2    Prosecution and Maintenance. For purposes of this Section 8.2, (a) the terms “prosecution” and “maintenance” (including variations such as “prosecute” and “maintain”) shall mean, with respect to a Patent Right, the preparation, filing, prosecution, and maintenance of such Patent Right, in the applicable jurisdiction, as well as re-examinations and reissues with respect to such Patent Right, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to a Patent Right, (b) the term “Arcus Patents” shall also include those Patent Rights Controlled by Arcus to the extent such Patent Rights cover the Development or Commercialization of an Antibody, Compound, Therapeutic Product unless TAIHO has either not exercised its Option with respect thereto or terminated its License with respect thereto, and (c) the term “Companion Diagnostic” shall apply to Antibodies, Compound, and Therapeutic Products, to the same extent as it applies to Licensed Products, mutatis mutandis.

(a)    Arcus Patents.

(i)    Territory.

(1)    Arcus shall have primary responsibility for the prosecution and maintenance of any Arcus Patents in the Territory at its sole cost and expense. Arcus shall prosecute and maintain Arcus Patents in [***], and use commercially reasonable efforts to obtain issued Patent Rights therein that cover each of the Licensed Products. Arcus shall use commercially reasonable efforts to prosecute and maintain Arcus Patents in [***], and use commercially reasonable efforts to obtain issued Patent Rights therein that cover each of the Licensed Products.

(2)    Prior to TAIHO’s exercise of the applicable Option, Arcus (a) shall notify TAIHO in the event Arcus elects not to file (directly or through the national phase of the PCT procedure) an Arcus Patent in any of [***] (the “Patent Prosecution Countries”), (b) is not required to consult with or provide TAIHO with the opportunity to review any draft patent applications prior to filing, and (c) shall use commercially reasonable efforts to consult with TAIHO as to the prosecution and maintenance of Arcus Patents related to the applicable Option Products in the Patent Prosecution Countries once examination has begun in such country.

(3)    After TAIHO’s exercise of the applicable Option, Arcus shall consult with TAIHO as to the prosecution and maintenance of Arcus Patents related to the Licensed Product in the Territory, including providing to TAIHO for review all relevant drafts and documents reasonably prior to any deadline or submission to or action with any patent office. Arcus shall consider in good faith any reasonable comments thereto provided by TAIHO in connection with the prosecution and maintenance of such Arcus Patents, so long as such comments are provided to Arcus in a timely manner. If reasonably requested by TAIHO, Arcus shall provide TAIHO with an update on progress with regard to the prosecution and maintenance of Arcus Patents relevant to the Territory, and Arcus shall provide to TAIHO copies of all patent office submissions and material correspondence directly related to the Arcus Patents in the Territory within a reasonable amount of time following submission or receipt thereof by Arcus.

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(4)    Beginning on the grant of the applicable Option until the earlier of exercise thereof or expiration of the Option Period (solely with respect to Arcus Patents in [***]) and after TAIHO’s exercise of the applicable Option (with respect to all Arcus Patents in any country in the Territory), if Arcus plans not to file (directly or through the national phase of the PCT procedure) such Arcus Patent or, if Arcus desires to abandon or cease prosecution or maintenance of any such Arcus Patent without filing a continuation, divisional or similar patent application, Arcus shall provide written notice to TAIHO of such intention at least [***] days in advance of the date any such filing is required to avoid a loss of such rights or abandonment of such Arcus Patent, and TAIHO shall have the right, but not the obligation, subject to the rights of Third Parties under any Third Party Agreements, to assume responsibility for prosecution and maintenance of such Arcus Patent in Arcus’ name at its sole cost and expense; provided that if TAIHO elects to assume such responsibility, Arcus shall promptly (in any case reasonably in advance of any applicable deadline) furnish all communications received from any patent office with respect to such Arcus Patents to TAIHO and Arcus shall cooperate reasonably to allow TAIHO to prosecute and maintain such Arcus Patents at TAIHO’s request; provided further that TAIHO shall keep Arcus reasonably informed as to the prosecution of such Arcus Patents in the Territory and shall consider in good faith any reasonable comments provided by Arcus in connection with the prosecution of such Arcus Patents, so long as such comments are provided by Arcus in a timely manner. To the extent Arcus obtained Control of any such Arcus Patent under a Third Party Agreement, TAIHO’s rights to assume responsibility for prosecution and maintenance of such Arcus Patents shall be subject to the rights of Third Parties under such Third Party Agreement, provided that Arcus shall, at TAIHO’s request, cooperate reasonably to allow TAIHO to exercise its right to assume such prosecution and maintenance. In the event that TAIHO elects to assume the prosecution and maintenance of an Arcus Patent as provided for in this Section 8.2(a)(i)(4), Arcus shall permit TAIHO to offset [***] percent ([***]%) of the expense incurred in prosecuting and maintaining such Patent Rights against the amounts otherwise payable to Arcus hereunder with respect to Licensed Products covered by such Patent Rights in accordance with Section 5.9. Such Patent Rights shall thereafter cease to be considered an Arcus Patent solely for purposes of determining the Royalty Term.

(ii)    Arcus Territory. Arcus shall have the sole right, but not the obligation, to prosecute and maintain the Arcus Patents outside the Territory, at its sole cost and expense.

(b)    TAIHO Patents. TAIHO shall have the sole right, but not the obligation, to prosecute and maintain the TAIHO Patents throughout the world, at its sole cost and expense. TAIHO shall consult with Arcus as to the prosecution and maintenance of TAIHO Patents outside the Territory (including PCT applications) reasonably prior to any deadline, submission to or action with any patent office, and shall furnish to Arcus copies of all relevant drafts and documents reasonably in advance of such consultation. TAIHO shall consider in good faith any reasonable comments thereto provided by Arcus in connection with the prosecution and maintenance of such TAIHO Patents, so long as such comments are provided by Arcus in a timely manner. TAIHO shall keep Arcus reasonably informed of progress with regard to the prosecution and maintenance of TAIHO Patents relevant to outside the Territory and shall provide to Arcus copies of all patent office submissions and material correspondence relevant to outside the Territory within a reasonable amount of time following submission or receipt thereof

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by TAIHO. TAIHO shall consider the comments of Arcus in good faith, so long as such comments are provided by Arcus in a timely manner. If TAIHO plans not to file (directly or through the national phase of the PCT procedure) a TAIHO Patent in any country outside of the Territory or, if TAIHO desires to abandon or cease prosecution or maintenance of any TAIHO Patent without filing a continuation, divisional or similar patent application in any country outside of the Territory, TAIHO shall provide written notice to Arcus of such intention at least [***] days in advance of the date any such filing is required to avoid a loss of such rights or abandonment of such TAIHO Patent, and, Arcus shall have the right, but not the obligation, subject to the rights of any applicable Third Party licensor, to assume responsibility for prosecution and maintenance of such TAIHO Patent in TAIHO’s name at its sole cost and expense; provided that if Arcus elects to assume such responsibility, TAIHO shall promptly (in any case reasonably in advance of any applicable deadline) furnish all communications received from any patent office with respect to such TAIHO Patents to Arcus and TAIHO shall cooperate reasonably to allow Arcus to prosecute and maintain the TAIHO Patents at Arcus’ request; provided further that Arcus shall keep TAIHO reasonably informed as to the prosecution of such TAIHO Patent outside the Territory and shall consider in good faith any reasonable comments provided by TAIHO in connection with the prosecution of such TAIHO Patents, so long as such comments are provided by TAIHO in a timely manner.

(c)    Joint Patents. Arcus shall have the first right, but not the obligation, to prosecute and maintain Joint Patents in the Territory and outside the Territory, at its sole cost and expense. Arcus shall consult with TAIHO as to the prosecution and maintenance of Joint Patents reasonably prior to any deadline, submission to or action with any patent office, and shall furnish to TAIHO copies of all relevant drafts and documents reasonably in advance of such consultation. Arcus shall consider in good faith any reasonable comments thereto provided by TAIHO in connection with the prosecution and maintenance of such Joint Patents, so long as such comments are provided to Arcus in a timely manner. If reasonably requested by TAIHO, Arcus shall provide TAIHO with an update on progress with regard to the prosecution and maintenance of Joint Patents, and Arcus shall consult with, and consider in good faith the requests and suggestions of, TAIHO with respect to the prosecution and maintenance of Joint Patents, so long as such comments are provided by TAIHO in a timely manner. In the event that Arcus desires not to file (including any national phase filing), or desires to abandon or cease prosecution or maintenance of, any Joint Patent in any country, without filing a continuation, divisional or similar patent application, Arcus shall provide written notice to TAIHO of such intention at least [***] days in advance of the date any such filing is required to avoid a loss of such rights or abandonment of such Joint Patent. In such case, at TAIHO’s sole discretion, upon written notice to Arcus, TAIHO may elect to continue prosecution or maintenance of any such Joint Patent, in the name of both Arcus and TAIHO, at its sole cost and expense.

(d)    Cooperation of the Parties. Each party agrees to reasonably cooperate with the party responsible for prosecution and maintenance of Patent Rights in the prosecution and maintenance of Patent Rights under Section 8.2 and in the obtaining and maintaining of any Patent Term Extensions (in accordance with Section 8.3), supplementary protection certificates and the like with respect thereto respectively at its own costs, as requested by the responsible party. Such cooperation may include, but is not limited to executing all reasonable papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so

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as to enable the other party to apply for and to prosecute patent applications in any country as permitted by Section 8.2.

8.3    Patent Term Extensions in the Territory. The parties shall coordinate and discuss which of the Patent Rights within the Arcus Patents, TAIHO Patents and Joint Patents should be selected for term extensions, supplementary protection certificates, and equivalents thereof offering patent protection beyond the initial term with respect to any issued Patent Rights (“Patent Term Extensions”) with respect to the Licensed Products in the Territory. TAIHO shall have the right to make the final decision regarding which Patent Rights are selected for Patent Term Extension in the Territory, and shall have the right to seek and obtain such Patent Term Extensions with respect to the Arcus Patents.

8.4    Enforcement and Defense of Patent Rights. Each party shall notify the other party in writing within [***] (except as expressly set forth below) of becoming aware of any alleged or threatened infringement by a Third Party of any of the Arcus Patents, TAIHO Patent or Joint Patents (“Infringement”), including (a) any such alleged or threatened Infringement on account of a Third Party’s manufacture, use or sale of a Licensed Product in the Field, (b) any certification filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions in connection with an ANDA (an Abbreviated New Drug Application) or a comparable application for Marketing Approval under Applicable Law in any country other than the United States or other NDA for a Licensed Product in the Field (a “Patent Certification”), (c) patent clearance under the BPCI Act patent exchange and litigation process or similar provisions in other jurisdictions in connection with a Biosimilar Application or other BLA for a Licensed Product in the Field (“Patent Clearance”) and (d) any declaratory judgment action filed by a Third Party that is developing, manufacturing or commercializing any product directed to the Target of Licensed Product in the Field alleging the invalidity, unenforceability or non-infringement of any of the Arcus Patents or Joint Patents ((a)-(d), collectively, “Competitive Infringement”); provided, however, that each party shall notify the other party of any Patent Certification or Patent Clearance regarding any Arcus Patent or Joint Patent that it receives, and such party shall provide the other party with a copy of such Patent Certification or Patent Clearance, within [***] after receipt.

(a)    Arcus Patents.

(i)    Territory. Arcus shall have the first right, but not the obligation, to bring (or defend) and control any action or proceeding with respect to Competitive Infringement of any Arcus Patent in the Territory, at Arcus’s own expense and by counsel of its own choice. If Arcus fails to bring any such action or proceeding with respect to Competitive Infringement of any Arcus Patent in the Territory within [***] days following the notice of alleged Competitive Infringement, TAIHO shall have the right to bring (or defend) and control any such action or proceeding at its own expense and by counsel of its own choice, provided, however, that (A) if the applicable Competitive Infringement is the result of a party’s receipt of a Patent Certification or Patent Clearance with respect to a Arcus Patent, Arcus shall notify TAIHO of Arcus’s decision to bring (or defend) and control any action or proceeding [***] days of Arcus’s receipt of such Patent Certification or Patent Clearance with respect to such Arcus Patent and (B) the [***] or [***] day period shall be shortened to the extent necessary for

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TAIHO to initiate and maintain such action or proceeding, after which time TAIHO shall have the right to bring (or defend) and prosecute such action. If TAIHO brings any action or proceeding against any Third Party with respect to Competitive Infringement of any Arcus Patent pursuant to this Section, (x) it will have sole control of any such action and Arcus shall, at TAIHO’s expense, execute all necessary and proper documents that are reasonable, take such actions and otherwise cooperate as reasonably requested to allow TAIHO to undertake any such action; and (y) TAIHO may offset [***] percent ([***]%) of its out-of-pocket costs incurred in connection with such action or proceeding against amounts payable to Arcus under Article 5 in accordance with Section 5.9.

(ii)    Outside the Territory. Arcus shall have the sole right, but not the obligation, to bring (or defend) and control any action or proceeding with respect to Competitive Infringement of an Arcus Patent anywhere outside the Territory, at Arcus’s own expense and by counsel of its own choice, and TAIHO shall have no rights in connection therewith.

(b)    TAIHO Patents.

(i)    Outside the Territory. TAIHO shall have the first right, but not the obligation, to bring (or defend) and control any action or proceeding with respect to Competitive Infringement of a TAIHO Patent outside the Territory, at TAIHO’s own expense and by counsel of its own choice. If TAIHO fails to bring any such action or proceeding with respect to Competitive Infringement of any TAIHO Patent outside the Territory within [***] days following the notice of alleged Competitive Infringement, Arcus shall have the right to bring (or defend) and control any such action or proceeding at its own expense and by counsel of its own choice, provided, however, that if the applicable TAIHO Patents cover [***]; provided further, that if the applicable TAIHO Patents cover [***]. If Arcus brings any action or proceeding against any Third Party with respect to Competitive Infringement of any TAIHO Patent pursuant to this Section, it will have sole control of any such action and TAIHO shall, at Arcus’s expense, execute all necessary and proper documents that are reasonable, take such actions and otherwise cooperate as reasonably requested to allow Arcus to undertake any such action.

(ii)    Territory. TAIHO shall have the sole right, in its discretion, to bring (or defend) and control any action or proceeding with respect to Competitive Infringement of an TAIHO Patent anywhere in the Territory, at TAIHO’s own expense and by counsel of its own choice, and Arcus shall have no rights in connection therewith.

(c)    Joint Patents.

(i)    Competitive Infringement.

(1)    Worldwide. Arcus shall have the first right, but not the obligation, to bring (or defend) and control any action or proceeding with respect to Competitive Infringement of any Joint Patent, at its own expense and by counsel of its own choice, and TAIHO shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If Arcus fails to bring any such action or proceeding with respect to Competitive Infringement of any Joint Patent within [***] days following the notice of alleged

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infringement, TAIHO shall have the right to bring (or defend) and control any such action at its own expense and by counsel of its own choice, and Arcus shall have the right, at its own expense, to be represented in any such action by counsel of its own choice; provided, however, that (A) if the applicable Competitive Infringement is the result of a party’s receipt of a Patent Certification or Patent Clearance with respect to a Joint Patent, Arcus shall notify TAIHO of Arcus’s decision to bring (or defend) and control any action or proceeding within [***] days of Arcus’s receipt of such Patent Certification or Patent Clearance with respect to such Joint Patent and (B) the [***] or [***] day period shall be shortened to the extent necessary for TAIHO to initiate and maintain such action or proceeding, after which time TAIHO shall have the right to bring (or defend) and prosecute such action, and Arcus shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(ii)    Other Infringement. The parties shall mutually agree on a case-by-case basis (A) whether to bring (or defend) any action or proceeding with respect to Infringement of any Joint Patent anywhere in the world to the extent the Infringement is not Competitive Infringement, (B) which party would bring (or defend) and control such action, and (C) how the expenses of, and any recovery from, any such action would be allocated.

(d)    Cooperation. In the event a party brings (or defends) an infringement action in accordance with this Section 8.4, or in the event a party is entitled to bring (or defend) an infringement action in accordance with this Section 8.4 but lacks standing to do so, the other party shall cooperate reasonably, including, if required to bring (or defend) such action, the furnishing of a power of attorney or being named as a party (by joining). Neither party shall enter into any settlement or compromise of any action under this Section 8.4 which [***].

(e)    Recovery. Except as otherwise agreed by the parties in connection with a cost-sharing arrangement, any recovery realized by a party as a result of any action or proceeding in the Territory pursuant to this Section 8.4, whether by way of settlement or otherwise, shall be applied first to reimburse the documented out-of-pocket legal expenses of the party that brought (or defended) and controlled such action or proceeding incurred in connection with such action or proceeding, and second to reimburse the documented out-of-pocket legal expenses of the other party incurred in connection with such action or proceeding, and any remaining amounts shall be [***]; provided, however, that:

(i)    any recovery realized by Arcus as a result of any action brought (or defended) and controlled by Arcus pursuant to Section 8.4(a)(i)or Section 8.4(c)(i)(1) (after reimbursement of the parties’ documented out-of-pocket legal expenses relating to the action or proceeding) shall be allocated as follows:

[***]

(ii)    any recovery realized by TAIHO as a result of any action brought and controlled by TAIHO pursuant to Section 8.4(c)(i)(1) (after reimbursement of the parties’ documented out-of-pocket legal expenses relating to the action or proceeding) shall be [***]; and

(iii)     any recovery realized by Arcus or TAIHO as a result of any other action brought and controlled by such party pursuant to this Section 8.4 (after reimbursement of the parties’ documented out-of-pocket legal expenses relating to the action or proceeding) shall [***].

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8.5    Infringement of Third Party Rights.

(a)    Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either party pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party. Neither party shall have the right to settle any infringement litigation under this Section 8.5 in a manner that [***].

(b)    Except to the extent Arcus has provided indemnification under Section 11.2, TAIHO shall have the right to offset [***] percent ([***]%) of all damages and settlement costs paid to a Third Party (including any out-of-pocket costs incurred to defend such a claim), as a result of any suit or action with such Third Party that claims that the production, use or sale of the Licensed Product infringes any issued patent of a Third Party against any and all payments to be made to Arcus under this Agreement with respect to such Licensed Product in accordance with Section 5.9.

8.6    Marking. To the extent required by Applicable Law and to the extent TAIHO ordinarily marks its own products, TAIHO shall, and shall require its Affiliates and Sublicensees to, mark all Licensed Products made, used or sold in the Field in the Territory, or their containers, with the number of each issued Arcus Patent and Joint Patent that applies to such Licensed Products.

8.7    Trademarks. Subject to the terms and conditions of this Agreement, and effective automatically as of the applicable License Date, Arcus hereby grants to TAIHO a royalty-fee, fully paid up exclusive license to use any Licensed Product-specific trademarks and trade dress Controlled by Arcus (“Arcus Trademarks”) in the Territory solely for the packaging, marketing, sale and/or promotion of Licensed Products. Such trademark license shall be sublicensable to an Affiliate, Sublicensee or Subcontractor for use in connection with the Development and/or Commercialization of the Licensed Products for the Territory in accordance with this Agreement. As between the parties, ownership of all right, title and interest in and to, and all good will from the use of, the Arcus Trademarks in the Territory shall vest in Arcus. TAIHO shall use the Arcus Trademarks in accordance with reasonable trademark guidelines that Arcus has provided to TAIHO from time to time. At least [***] days prior to TAIHO’s use of any Arcus Trademarks, TAIHO shall submit a sample of the proposed use for Arcus’ review and TAIHO shall make any reasonably requested changes to the use of the Arcus Trademark to the extent necessary for the use to comply with such trademark guidelines. Arcus shall have the right at any time and from time to time to inspect samples of TAIHO’s use of the Arcus Trademarks and TAIHO shall immediately remove and cease use of any instance of the Arcus Trademarks that Arcus determines in its reasonable discretion to violate such trademark guidelines. Without limiting the foregoing, TAIHO shall have the right with respect to Licensed Products to brand such Licensed Products in the Territory using its own or a Third Party’s trademarks and trade names as it determines appropriate for such Licensed Product.

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9.	REPRESENTATIONS AND WARRANTIES; DISCLAIMER; LIMITATION OF LIABILITY.

9.1    Mutual Representations and Warranties. Each party represents and warrants to the other that:

(a)    it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)    it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action;

(c)    this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with, nor constitute a breach of, any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound (including its organizational documents), nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

(d)    neither this Agreement, nor any term hereof, nor the performance of this Agreement by it or exercise of its rights hereunder (including without limitation, any right to terminate), is prohibited by, contrary to or in conflict with, or is ineffective or unenforceable, under any material law or regulation of any organization, country, group of countries or political or governmental entity having jurisdiction over it.

9.2    Arcus Representations and Warranties. Except as set forth in the Initial Disclosure Schedule or pursuant to Section 2.1(c) setting forth exceptions to the following representations and warranties, Arcus represents and warrants to TAIHO that:

(a)    Arcus (i) has the right to grant the Option during the applicable Exercise Period and the License during the applicable Exercise Period and for the remainder of the applicable Royalty Term (or such longer term during which TAIHO may have rights to Arcus Know-How for the applicable Licensed Product); and (ii) has not granted, and will not grant to any Third Party during the Exercise Period, and upon TAIHO’s exercise of an Option in accordance with this Agreement with respect to an Arcus Program, for the remainder of the applicable Royalty Term (or such longer term during which TAIHO may have rights to Arcus Know-How for the applicable Licensed Product) any license or other right in the Territory in the Field with respect to a composition or intellectual property that would be an Antibody, Compound, Therapeutic Product, or Arcus Technology, that conflicts with or is in derogation of the Option, licenses and rights granted to TAIHO herein;

(b)    As of the Effective Date, Exhibit 9.2(b) lists all Third Party Agreements that pertain to any existing Option or License;

(c)    As of the Effective Date, Exhibit 9.2(c) lists all Arcus Partner Agreements;

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CONFIDENTIAL TREATMENT REQUESTED

(d)    As of the Effective Date, except for rights to Arcus Technology obtained under Third Party Agreements listed in Exhibit 9.2(b), Arcus Partner Agreements listed in Exhibit 9.2(c) and those agreements listed in Exhibit 9.2(d), Arcus owns the entire right, title and interest in and to the Arcus Technology;

(e)    As of the Effective Date, other than the Third Party Agreements listed in Exhibit 9.2(b), Arcus Partner Agreements listed in Exhibit 9.2(c) and those agreements listed in Exhibit 9.2(e), there are no agreements between Arcus or its Affiliates on the one hand, and any Third Party on the other, that impose (or would be reasonably foreseeable to impose with the passage of time) obligations or limitations with respect to the Information or Patent Rights being optioned and/or licensed to TAIHO hereunder;

(f)     (i) As of the Effective Date, the Third Party Agreements listed in Exhibit 9.2(b) are in full force and effect, no written notice of default or termination has been received or given by Arcus under any such Third Party Agreement, and to the knowledge of Arcus, there is no act or omission by Arcus that would provide a right to terminate any such Third Party Agreement and (ii) during the Exercise Period with respect to an Arcus Program, Arcus shall not amend, waive or otherwise modify or allow to terminate (or provide consent with respect to any amendment, waiver, modification or termination of) the rights under any Third Party Agreement, in each case, in any manner that materially diminishes the options, licenses or rights granted to TAIHO hereunder, materially impairs TAIHO’s ability to exercise its rights hereunder or otherwise materially adversely affects TAIHO’s rights with respect to Option Products, in all cases without the prior written consent of TAIHO, which shall not be unreasonably withheld or conditioned, (iii) upon TAIHO’s exercise of an Option in accordance with this Agreement with respect to an Arcus Program, for the remainder of the applicable Royalty Term (or such longer term during which TAIHO may have rights to Arcus Know-How for the applicable Licensed Product), Arcus shall not amend, waive or otherwise modify or allow to terminate (or provide consent with respect to any amendment, waiver, modification or termination of) the rights under any Third Party Agreement, in each case, in any manner that diminishes the options, licenses or rights granted to TAIHO hereunder, impairs TAIHO’s ability to exercise its rights hereunder or otherwise adversely affects TAIHO’s rights with respect to a Licensed Product, in all cases without the prior written consent of TAIHO, which shall not be unreasonably withheld or conditioned (it being understood that it will not be considered unreasonable for TAIHO to withhold or condition such consent to any such amendment, waiver, modification or termination that diminishes the options, licenses or rights granted to TAIHO hereunder, impairs TAIHO’s ability to exercise its rights hereunder or otherwise adversely affects TAIHO’s rights with respect to a Licensed Product, in each case, in any material way), and (iv) except as set forth in 5.6(c)(iii), Arcus shall be responsible for and pay all amounts owed by Arcus under Third Party Agreements;

(g)    As of the Effective Date, Exhibit 9.2(g) lists all Patent Rights with respect to which Arcus or its Affiliates currently have any rights, or with respect to which they have at any time in the past had rights (other than Patent Rights that have been abandoned or lapsed in the normal course of prosecution), in each case that cover an Option Product;

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(h)    As of the Effective Date, Arcus has complied with all Applicable Laws in all material respects, including Applicable Laws relating to any disclosure requirements, in connection with the filing, prosecution and maintenance of the Arcus Patents and, to Arcus’s knowledge, none of the issued Arcus Patents are invalid or unenforceable;

(i)    As of the Effective Date, the Arcus Technology is free and clear of all liens, security interests or other encumbrances of any kind and during the Exercise Period, and upon TAIHO’s exercise of an Option in accordance with this Agreement with respect to an Arcus Program, for the remainder of the applicable Royalty Term (or such longer term during which TAIHO may have rights to Arcus Know-How for the applicable Licensed Product), Arcus shall not permit the Arcus Technology to become encumbered by any liens, security interests or other encumbrances, except (i) in a manner that does not materially adversely affect TAIHO’s rights and licenses under this Agreement or (ii) with the prior written consent of TAIHO, which shall not be withheld unreasonably;

(j)    As of the Effective Date, to Arcus’ actual knowledge without any duty of investigation or search, the practice of the Arcus Technology and the making, using, selling, offering for sale and importing of any Compound, Antibody or Therapeutic Product for which TAIHO has an Option or License does not infringe, violate, or misappropriate any intellectual property rights of any Third Party;

(k)    As of the Effective Date, Arcus has not received written notice from any Third Party claiming that the manufacture, use, sale, offer for sale or import of any Antibody, Compound or Therapeutic Product for which TAIHO has an Option or License or practice of the Arcus Technology infringes, misappropriates, or violates or would infringe, misappropriate, or violate any intellectual property rights of any Third Party;

(l)    As of the Effective Date, there are no asserted claims, judgments or settlements against or owed by Arcus (or any of its Affiliates) with respect to the Arcus Technology, and Arcus is not a party to any legal action, suit or proceeding relating to the Arcus Technology, nor has Arcus received any written communication from any Third Party, including, without limitation, any Regulatory Authority or other government agency, threatening such action, suit or proceeding;

(m)    As of the Effective Date, to Arcus’s knowledge, there is no actual, pending, alleged or threatened infringement by a Third Party of any of the Arcus Technology;

(n)    As of the Effective Date, neither Arcus nor any of its Affiliates is debarred or disqualified under the Act or comparable Applicable Laws outside of the United States;

(o)    As of the Effective Date, neither Arcus nor any of its Affiliates has employed or otherwise used in any capacity, in connection with the development or manufacture of any Option Products, the services of any person it knew to be debarred or disqualified under United States law, including 21 U.S.C. §335a, or any foreign equivalent thereof;

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(p)    It shall comply, in all material respects, with all applicable laws and regulations in each place where Licensed Product is advertised, marketed or sold by it or its Arcus Partners;

(q)    To Arcus’s knowledge, none of the material data or other Information provided by Arcus to TAIHO contain any untrue statement of material fact or omit to state a fact where such omission makes the facts stated materially misleading. As of the Effective Date, there is no material matter within the knowledge of Arcus which Arcus has intentionally or knowingly failed to disclose, which would have an adverse effect on the ability to Develop or Commercialize any Option Products or Licensed Products in any material manner; and

(r)    As of the Effective Date, (i) Arcus has no agreements with PACT other than the Master Services Agreement dated December 19, 2016, as may be amended from time to time (“PACT Agreement”) and agreements arising from the issuance of common stock of PACT and warrants exercisable for shares of PACT’s common stock to Arcus, (ii) Arcus has not provided any services to PACT other than pursuant to the PACT Agreement, (iii) Arcus has not granted to PACT any rights or license to any Information, Inventions or Patent Rights conceived or generated by Arcus other than in the field of cell therapy and PACT otherwise does not have any rights to any Antibodies or Compounds, and (iv) Arcus has not breached any confidentiality or other obligation owed by Arcus to PACT, in particular so as to avoid contamination of Arcus Technology with any confidential information of PACT.

9.3    Arcus Bring-Down. For each Arcus Program that TAIHO exercises its Option, Arcus represents and warrants that the representations and warranties of Arcus set forth in Section 9.2 with respect to such Arcus Program are true and correct, and that any such representations and warranties that are stated to be made as of the Effective Date are true and correct as of the applicable License Date (i.e., substituting “License Date” for Effective Date), except as set forth in the last Bring-Down Disclosure Schedule provided by Arcus to TAIHO pursuant to Section 2.1(c) for such Arcus Program.

9.4    TAIHO Representations and Warranties. TAIHO represents and warrants to Arcus that:

(a)    as of the Effective Date of this Agreement, neither TAIHO nor any of its Affiliates is debarred or disqualified under the Act or comparable Applicable Laws outside the United States;

(b)    it shall comply, in all material respects, with all applicable laws and regulations in each place where Licensed Product is advertised, marketed or sold by it or its Sublicensees; and

(c)    TAIHO shall not [***].

9.5     Arcus Covenants. Arcus hereby covenants to TAIHO that Arcus will not:

(a)    During the Term, assign any Arcus Patents for the Territory to a Third Party (including PACT) other than to a Third Party Acquirer pursuant to a Sale Transaction conducted in accordance with Section 13.4;

(b)    During the Exercise Period and, upon TAIHO’s exercise of an Option in accordance with this Agreement with respect to an Arcus Program, for the remainder of the applicable Royalty Term (or such longer term during which TAIHO may have rights to Arcus Know-How for the applicable Licensed Product), grant any Third Party (including PACT) any license or other right with respect to, or assign to any Third Party (including PACT) rights to, Option Products, Licensed Products or Arcus Technology, in each case, in derogation of the Option, licenses and rights granted to TAIHO hereunder; or

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(c)    During the Exercise Period and, upon TAIHO’s exercise of an Option in accordance with this Agreement with respect to an Arcus Program, for the remainder of the applicable Royalty Term (or such longer term during which TAIHO may have rights to Arcus Know-How for the applicable Licensed Product), grant any Third Party (including PACT) any license or other right with respect to, or assign to any Third Party (including PACT) rights to Develop or Commercialize for the Territory (i) any composition that would be an Option Product or Licensed Product (or Antibody or Compound thereof) or (ii) any intellectual property that would be Arcus Technology included under any potential or actual License, in each case of (i) and (ii) in derogation of the Option, licenses and rights granted to TAIHO hereunder.

(d)    During the Term, [***].

9.6    TAIHO Covenants. TAIHO hereby covenants to Arcus that during the Term, TAIHO will not:

[***]

9.7    Mutual Covenants. In addition to any covenants made by it elsewhere in this Agreement, each party hereby covenants to the other party as follows:

(a)    neither such party nor any of its Affiliates will knowingly employ or use the services of any Person who is debarred or disqualified under United States law, including 21 U.S.C. §335a, or any foreign equivalent thereof, in connection with activities relating to any Licensed Products; and in the event that such party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any Person providing services to such party or any of its Affiliates with respect to any activities relating to any Licensed Products, such party will promptly notify the other party in writing and such party will cease, or cause its Affiliate to cease (as applicable), employing, contracting with, or retaining any such Person to perform any services relating to the applicable Licensed Product;

(b)    neither such party nor any of its Affiliates will, in connection with the exercise of such party’s rights or performance of its obligations under this Agreement, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a public official or entity or other Person for purpose of obtaining or retaining business for or with, or directing business to, any Person, including such party and its Affiliates, nor will such party or any of its Affiliates directly or indirectly promise, offer or provide any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a public official or entity or any other Person in connection with the exercise of such party’s rights or performance of such party’s obligations under this Agreement, in each case described above in this Section to the extent prohibited by Applicable Law;

(c)    neither such party nor any of its Affiliates (or any of their respective employees and contractors), in connection with the exercise of such party’s rights or performance of such party’s obligations under this Agreement, shall cause the other party to be in violation of Anti-Corruption Laws or Export Control Laws; and

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(d)    such party shall promptly notify the other party if such party has any information or suspicion that there may be a violation of Anti-Corruption Laws or Export Control Laws in connection with the exercise of such party’s rights or performance of such party’s obligations under this Agreement.

9.8    Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS AND OTHER MATERIALS AND INFORMATION PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS.” EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE AND EXCEPT FOR ANY EXPRESSLY AGREED WARRANTIES PERTAINING TO THE SUPPLY OF LICENSED PRODUCT (IF ANY), EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENTS, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

9.9    Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY, REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION (WHETHER IN CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), FOR ANY SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION 9.9 SHALL NOT BE CONSTRUED TO LIMIT AMOUNTS OWED TO THIRD PARTIES IN CONNECTION WITH EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 11, EITHER PARTY’S BREACH OF CONFIDENTIALITY UNDER SECTION 7, ANY VIOLATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, OR ANY LIABILITY FOR ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ([***]). THESE LIMITATIONS ARE INDEPENDENT FROM ALL OTHER PROVISIONS OF THIS AGREEMENT AND SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY REMEDY PROVIDED HEREIN. NOTWITHSTANDING THE FOREGOING, NEITHER PARTY EXCLUDES OR LIMITS ITS LIABILITY IN THE CASE OF FRAUD OR TO THE EXTENT THAT ANY EXCLUSION OR LIMITATION OF ITS LIABILITY IS VOID, PROHIBITED OR UNENFORCEABLE BY APPLICABLE LAW.

10.	TERM AND TERMINATION.

10.1    Term. This Agreement shall commence on the Effective Date and shall remain in effect until (a) expiration of the last Exercise Period if TAIHO has not exercised any of its Options prior to such expiration or (b) if TAIHO has exercised any of its Options prior to the expiration of the applicable Exercise Period, expiry of all Royalty Terms for the Licensed Products, in each case unless earlier terminated in its entirety pursuant to Section 10.2(a), (b), (c) or (d) (the “Term”). Upon the expiration of the Agreement under this Section 10.1, the licenses granted to TAIHO under this Agreement as of such expiration will become non-exclusive, fully-paid, royalty-free and perpetual, but shall otherwise remain subject to the terms and conditions of this Agreement to the extent provided in Section 10.3, as applicable.

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10.2    Termination.

(a)    Breach.

(i)    Each party shall have the right to terminate this Agreement in its entirety upon written notice to the other party if such other party is in material breach of this Agreement and has not cured such breach within [***] days (or [***] with respect to any undisputed payment breach) after notice from the terminating party requesting cure of the breach. Each party shall have the right to terminate this Agreement with respect to an Arcus Program upon written notice to the other party if such other party is in material breach of this Agreement with respect to such Arcus Program and has not cured such breach within [***] days (or [***] with respect to any undisputed payment breach) after notice from the terminating party requesting cure of the breach. Any such termination shall become effective at the end of such [***]-day (or [***] with respect to any undisputed payment breach) period unless the breaching party has cured such breach prior to the end of the applicable period, subject to Section 12.2 below. If a party would like to dispute a payment obligation, then such party shall notify the other party of such dispute, with reasonable details for the dispute, prior to the due date of the payment obligation. The disputing party shall cooperate and work diligently with the other party to resolve any such dispute as soon as possible. All amounts owed and not disputed shall be paid by the applicable due date. Each party must act in good faith in disputing a payment obligation.

(ii)    Notwithstanding Section 10.2(a)(i), if any material breach and failure to cure contemplated by Section 10.2(a)(i) by TAIHO applies only as to TAIHO’s obligations under this Agreement with respect to a particular Arcus Program, Arcus shall not have the right to terminate this Agreement in its entirety, but shall instead have the right to terminate this Agreement solely with respect to such Arcus Programs and any Licensed Products (including Companion Diagnostics therefor) within such Arcus Program, provided that if TAIHO materially breaches this Agreement and fails to cure such breach as contemplated by Section 10.2(a)(i) with respect to [***] or more Arcus Programs, then Arcus shall have the right to terminate this Agreement in its entirety under Section 10.2(a)(i) if TAIHO again materially breaches this Agreement and fails to cure such breach as contemplated by Section 10.2(a)(i).

(b)    Insolvency. Either party may terminate this Agreement immediately upon written notice to the other party in the event the other party shall have become insolvent or bankrupt, or shall have made an assignment of substantially all of its assets for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other party for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereinafter in effect that has not been dismissed within [***] days.

(c)    [***].

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(d)    [***].

(e)    Post-Breach Continuation. In the event TAIHO has the right to terminate this Agreement under Section 10.2(a)(i) above because of Arcus’ uncured material breach of this Agreement, then subject to Section 12.2 below, as an alternative to exercising its right to terminate this Agreement in its entirety or with respect to the Arcus Program to which such uncured material breach relates, TAIHO may in its discretion elect to continue this Agreement (“Post-Breach Continuation”) by providing written notice of such election to Arcus. Following delivery of such notice, with respect only to the Arcus Program to which such uncured material breach relates, unless Arcus has failed to cure material breaches with respect to [***] or more Arcus Programs, in which case with respect to this Agreement in its entirety, unless an alternative arrangement is agreed in writing by the Parties within [***] days following Arcus’ request to TAIHO to discuss alternative arrangements to subsections (i) through (iv) below, which discussions will be held by both Parties in good faith considering the type and scope of Arcus’ uncured material breach and which request by Arcus must be made within [***] following delivery of the Post-Breach Continuation notice from TAIHO:

[***]

Except as expressly set forth above, in the case of a Post-Breach Continuation, the terms and conditions of this Agreement shall otherwise remain in effect.

10.3    Effect of Expiration or Termination.

(a)    Any Termination. Upon any termination of this Agreement, as a whole (i.e., with respect to all Licensed Products and Companion Diagnostics therefor) or with respect to a particular Licensed Product and Companion Diagnostics therefor, prior to its expiration, all licenses and rights granted by either party to the other party pursuant to this Agreement with respect to the terminated Licensed Products and Companion Diagnostics therefor (the one or more particular Licensed Products and Companion Diagnostics therefor so terminated, or all Licensed Products and Companion Diagnostics therefor so terminated, as the case may be, “Terminated Products”) shall automatically terminate and revert to the granting party, and all other rights and obligations of the parties under this Agreement with respect to the Terminated Products shall terminate; in each case, except as expressly provided below in this Section 10.3 or elsewhere in this Article 10.

(b)    Exceptions. Upon the termination, but not expiration, of this Agreement, as a whole or with respect to a particular Terminated Product, the following provisions of this Section 10.3(b) shall apply solely with respect to, and only to the extent applicable to, each Terminated Product for which Arcus (or an Arcus Partner) has Initiated Clinical Trials prior to the date of notice of such termination (each such Terminated Product, a “Reverted Product”). For avoidance of doubt, the following provisions of this Section 10.3(b) shall not apply to a Terminated Product if Arcus or an Arcus Partner has not Initiated Clinical Trials on such Terminated Product prior to such notice of termination.

[***]

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(c)    Partial Termination. For avoidance of doubt, if this Agreement is terminated only as to one or more Arcus Programs and not in its entirety, then from and after such termination, the terminated Arcus Program shall no longer be deemed an Arcus Program, and the Licensed Products and Companion Diagnostics therefor within such Arcus Program shall be Terminated Products and shall no longer be deemed Licensed Products or Companion Diagnostics, for all purposes of this Agreement. In such event the provisions of this Section 10.3 shall apply only with respect to the Reverted Products comprising such Terminated Products, mutatis mutandis.

10.4    Accrued Obligations; Survival. Neither expiration nor any termination of this Agreement shall relieve either party of any obligation or liability accruing prior to such expiration or termination, nor shall expiration or any termination of this Agreement preclude either party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement. In addition, the parties’ rights and obligations under Sections 3.2 (with respect to the Arcus License only and not if this Agreement is terminated by TAIHO pursuant to Section 10.2(a) or 10.2(b); and in any event, such survival of the Arcus License shall apply only to the Taiho Technology generated prior to the effective date of termination or expiration, as the case may be and the foregoing survival of the Arcus License shall not limit the terms of Section 10.3(b)(v) above), 3.3(d) (to the extent necessary for Arcus to exercise its rights under the first sentence of this Section 10.4), 3.4(b) (with respect to [***] corresponding to the surviving rights and/or obligations under this Agreement), 3.6, 4.8 (with respect to any surviving rights and/or obligations under any CMO Supply Agreement or supplemental agreement entered into pursuant to Section 4.8(b)(iii)), 4.11 (with respect to any legally required continuing exchange of safety-related data under a PV Agreement), 6.1-6.3 (with respect to payment obligations accruing prior to, but not yet paid as of, the effective date of termination), 6.4 (for a period of [***] years from the end of the calendar year in which termination or expiration occurs), 6.5, 7.1, 7.2, 7.3, 7.6, 8.2 (but only with respect to the introductory language preceding Section 8.2(a) and the entirety of Section 8.2(c) and Section 8.2(d) to the extent necessary for the prosecution and maintenance of Joint Patents under Section 8.2(c)), 8.4 (with respect to Joint Patents or Arcus Patents or TAIHO Patents, as the case may be, to which the other party retains a license following the effective date of such expiration or termination, as applicable), 8.5 (with respect to infringement action initiated prior to the effective date of termination), 9.8, 9.9, 11.1, 11.2, 11.3, and Articles 1 (to the extent required to interpret or enforce other surviving rights and/or obligations), 5 (with respect to payment obligations accruing prior to, but not yet paid as of, the effective date of termination), 10, 12, and 13 of this Agreement shall survive expiration or any termination of this Agreement.

10.5    Return of Confidential Information. Within [***] days following the termination of this Agreement, except to the extent that a party retains a license from the other party as provided in this Article 10, each party shall promptly return to the other party, or delete or destroy, all relevant records and materials in such party’s possession or control containing Confidential Information of the other party; provided that such party may keep one copy of such materials for archival purposes only subject to Article 7.

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10.6    Damages; Relief. Termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to hereunder as a result of the other party’s breach of this Agreement.

10.7    Termination Absolute. Each party understands that the rights of termination hereunder are absolute and that it has no right to a continued relationship with the other after termination, except as expressly stated herein. Neither party shall incur any liability whatsoever for any damage, loss or expense of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement for any reason which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expense. [***].

11.	INDEMNIFICATION.

11.1    Indemnification by TAIHO. TAIHO hereby agrees to save, defend, indemnify and hold harmless Arcus, its Affiliates and Arcus Partners (only for so long as the applicable Arcus Partner is [***]), and its and their respective officers, directors, agents, employees, successors and assigns (the “Arcus Indemnitees”), from and against any and all Losses, to which any Arcus Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (each, a “Claim”) to the extent such Losses arise out of or relate to: (a) the Development, manufacture, use, handling, storage, sale, offer for sale, import, Commercialization or other disposition by or on behalf of TAIHO or any of its Sublicensees of Licensed Products, or any other exercise of the License by or on behalf of TAIHO or any of its Sublicensees, including without limitation, manufacture of products for TAIHO pursuant to Section 4.8 and any Claim that arises or relates to [***]; (b) TAIHO’s use of materials provided by Arcus to TAIHO under Section 4.3, (c) the gross negligence or willful misconduct of any TAIHO Indemnitee (defined below); or (d) the breach by TAIHO of any warranty or representation made by TAIHO in this Agreement or any covenant under Sections 9.6 or 9.7; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any Arcus Indemnitee or for which Arcus is obligated to indemnify under Section 11.2 below.

11.2    Indemnification by Arcus. Arcus hereby agrees to save, defend, indemnify and hold harmless TAIHO, its Affiliates and Sublicensees and its and their respective officers, directors, employees, successors and assigns (the “TAIHO Indemnitees”) from and against any and all Losses to which any TAIHO Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of or relate to: (a) the Development, manufacture, use, handling, storage, sale, offer for sale, import, Commercialization or other disposition of Licensed Products by or on behalf of Arcus, its Affiliates or any of its Arcus Partners, (b) the exercise of (i) the Arcus License by or on behalf of Arcus or any of its Affiliates, Arcus Partners licensees or sublicensees, or (ii) if applicable, any license granted to Arcus pursuant to Section [***]; (c) the gross negligence or willful misconduct of any Arcus Indemnitee; or (d) the breach by Arcus of any warranty or representation made by Arcus in this Agreement or any covenant under Sections 9.5 or 9.7; in each case except to the extent such Losses result from the gross negligence or willful misconduct of any TAIHO Indemnitee or for which TAIHO is obligated to indemnify under Section 11.1 above.

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11.3    Control of Defense. In the event a party (the “Indemnified Party”) seeks indemnification under Section 11.1 or 11.2, it shall inform the other party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after it receives notice of the claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a claim as provided in this Section 11.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such Indemnifying Party is actually damaged or prejudiced as a result of such failure to timely give notice), shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim), and shall cooperate as reasonably requested (at the expense of the Indemnifying Party) in the defense and/or settlement of the claim. If the Indemnifying Party does not assume control of such defense within thirty (30) days after receiving notice of the claim from the Indemnified Party or if the Indemnifying Party fails to actively and diligently conduct such defense and does not cure such failure within thirty (30) days after receiving written notice thereof from the Indemnified Party with reasonable details of such failure, the Indemnified Party shall control such defense and, without limiting the Indemnifying Party’s indemnification obligations, the Indemnifying Party shall reimburse the Indemnified Party for all reasonable costs, including reasonable attorney fees, incurred by the Indemnified Party in defending itself. The party not controlling such defense may participate therein at its own expense. The party controlling such defense shall keep the other party reasonably advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other party with respect thereto. The controlling party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that acknowledges fault by the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld. If the parties cannot agree as to the application of Section 11.1 or 11.2 to any claim, pending resolution of the dispute pursuant to Article 12, the parties may conduct separate defenses of such claims, with each party retaining the right to claim indemnification from the other party in accordance with Section 11.1 or 11.2, as applicable, upon resolution of the underlying claim.

11.4    Insurance. Each party shall procure and maintain insurance, including comprehensive or commercial general liability insurance (including contractual liability and product liability), adequate to enable it to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated, provided however that either party may satisfy all or part of its obligation through an insurance captive or reasonable plan of self-insurance. It is understood that such insurance shall not be construed to create a limit of either party’s liability with respect to its indemnification obligations under this Article 11 or otherwise. Each party shall provide the other party with written evidence of such insurance promptly upon request. Each party shall provide the other party with written notice at least ten (10) days prior to cancellation or non-renewal without substitute insurance that meets the obligations above or material change in such insurance which materially adversely affects the rights of the other party hereunder.

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12.	DISPUTE RESOLUTION.

12.1    Disputes. If the parties are unable to resolve any dispute between them arising out of or in connection with this Agreement, either party may, by written notice to the other, have such dispute referred to the Executives of the parties for attempted resolution by good faith negotiations.

12.2    Arbitration.

(a)    Except that either party may seek equitable or similar relief from any court of competent jurisdiction, any dispute, controversy or claim arising out of or in relation to this Agreement that cannot be settled amicably by agreement of the parties hereto shall be finally and exclusively settled in accordance with the arbitration rules of JAMS (f/k/a Judicial and Mediation Services), then in force by one or more arbitrators appointed in accordance with said rules. The appointing authority shall be JAMS. The place of any arbitration shall be San Francisco, CA, USA. The proceedings shall be in English and the governing law shall be as set forth in Section 13.1. The monetary award and/or any other decision rendered shall be written in the English language only. The arbitrator may only award damages as permitted by Sections 9.8 and 9.9, and the arbitrator has no right to materially modify Section 9.9 of this Agreement. The monetary award and/or any other decision rendered shall be final and binding on the parties, and judgment on the award may be entered in any court of competent jurisdiction. The costs of any arbitration, including administrative fees and fees of the arbitrator(s), shall be shared equally by the parties, unless otherwise specified by the arbitrator(s). Each party shall bear the cost of its own attorneys’ and expert fees; provided that the arbitrator(s) may in their discretion award to the prevailing party the costs and expenses incurred by the prevailing party in connection with the arbitration proceeding.

(b)    In the event a party disputes in good faith whether it is in breach of this Agreement and so notifies the other party in writing prior to the expiration of the applicable cure period set forth in Section 10.2(a) above, the cure period shall be tolled from the date of such notice. Promptly following the initiation of a proceeding under this Section 12.2 with respect to such dispute, the arbitrator shall make a determination as to whether there is a good faith dispute as to the existence of a material breach of this Agreement. If the arbitrator determines there is no good faith dispute, then the cure period shall end as of the end of the remainder of the cure period set forth in Section 10.2 (after giving effect to the tolling of such cure period up to the date of such determination), and the allegedly breaching party shall have no further right to cure the disputed breach after the end of such cure period. If the arbitrator determines that there is a good faith dispute as to the existence of a material breach of this Agreement, the Agreement shall not terminate by reason of the disputed breach unless and until it has been finally determined in accordance with this Section 12.2 that a material breach actually occurred, and the breaching party fails to cure such breach within [***] days after such final determination (or such longer period as the arbitrator may specify). In addition, in the event of a Post-Breach Continuation, if the parties are unable to agree on whether and to what extent an adjustment should be made under [***] above, payment of any amounts due from the event giving rise to such Post-Breach Continuation shall be put into an escrow account until the adjustment (if any) has been determined (either by agreement of the parties or pursuant to this Section 12.2).

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13.	MISCELLANEOUS.

13.1    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, excluding its conflicts of laws principles. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. In the event of any conflict between the laws and regulations of the United States and any other nation or jurisdiction, the laws and regulations of the United States shall govern. Except as specifically provided otherwise, each right and remedy in this Agreement is in addition to any other right and remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

13.2    Entire Agreement; Amendments. This Agreement is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein, including any Confidentiality Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both parties hereto.

13.3    Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

13.4    Assignment.

(a)    Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed); provided, however, that either party (the “Assigning Party”) may assign this Agreement and its rights and obligations hereunder without the other party’s consent: (i) to a successor to all or substantially all of the business of such party to which this Agreement relates (“Third Party Acquirer”), whether by merger, sale of stock, sale of assets, change of control or otherwise (each, a “Sale Transaction”) or (ii) to an Affiliate, provided that the Assigning Party shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate.

(b)    [***]. Neither party shall enter into or become the subject of a change of control or party to a Sale Transaction, unless (x) [***] (the “Acquiring Party”) agrees to [***], and (y) the ultimate parent company of the Acquiring Party [***]. In the event of any such change of control or Sales Transaction (whether this Agreement is actually assigned or is assumed by the Third Party Acquirer or the surviving corporation resulting from such Sale Transaction by operation of law (e.g., in the context of a reverse triangular merger)):

(i)    intellectual property rights, antibodies, compounds, compositions and products Controlled by the Acquiring Party prior to the Sale Transaction or change of control shall not be included in the technology licensed hereunder (i.e., the Arcus Technology, in the case of a Sale Transaction or change of control involving Arcus, or the TAIHO Technology in the case of a Sale Transaction or change of control involving TAIHO), and shall not be deemed to be Antibodies, Compounds or Therapeutic Products (or Licensed Products, Option Products, or Companion Diagnostics within an Arcus Program) for purposes of this Agreement, provided that this Section 13.4(b)(i) shall not limit the other party’s rights to intellectual property rights, antibodies, compounds, compositions and products existing prior to such Sales Transaction or change of control (e.g., where the Acquiring Party is an Arcus Partner);

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(ii)    Patent Rights, Information, antibodies, compounds, compositions and products that, following such change of control or Sale Transaction, are developed, made or otherwise acquired or Controlled by the Acquiring Party or its Affiliate without material use of the Arcus Technology or the TAIHO Technology shall not for purposes of this Agreement be included within the Arcus Technology (in event of a change of control or Sales Transaction with respect to Arcus) or the TAIHO Technology (in event of a change of control or Sales Transaction with respect to TAIHO), and shall not be deemed to be Antibodies, Compounds or Therapeutic Products (or Licensed Products, Option Products, or Companion Diagnostics within an Arcus Program) or included in Arcus Technology or TAIHO Technology for purposes of this Agreement. However, notwithstanding the definition of “Arcus Partner” in Section 3.4(a) above, if the Acquiring Party or its Affiliate was an Arcus Partner prior to the Sale Transaction, it shall continue to be deemed an Arcus Partner, notwithstanding that, as a result, it became an Affiliate (and not a Third Party).

(c)    Subject to the foregoing Sections 13.4(a) and 13.4(b), the rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties, and the name of a party appearing herein will be deemed to include the name of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.

(d)    If TAIHO assigns this Agreement pursuant to Section 13.4(a) above and such assignment subjects any of the amounts contemplated in this Agreement to any deduction of tax or withholding tax in excess of the amount of such deduction tax or withholding tax that would have been imposed had the payor been a resident of Japan or the United States for income tax purposes (an “Excess Withholding Tax”), but not, for the avoidance of doubt, because of any assignment of this Agreement by Arcus, then any amounts subject to such Excess Withholding Tax shall be increased to the extent necessary to ensure that Arcus receives a sum equal to the sum which it would have received had no such Excess Withholding Tax been applicable, net of any tax credit Arcus is entitled to claim for such Excess Withholding Tax.

13.5    Force Majeure. Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party’s reasonable control, including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, acts of terrorism, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability

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shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. The affected party shall notify the other party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake reasonable efforts necessary to cure such force majeure circumstances.

13.6    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the parties. The parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

13.7    Notices. Any notice to be given under this Agreement must be in writing, in English and delivered either in person, by any method of mail (postage prepaid), or by internationally-recognized express courier, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, seven (7) days after the date of postmark; (c) if delivered by express courier, the next Business Day the express courier regularly makes deliveries; or (d) if delivered by email, upon the date upon which the receipt of such email is confirmed by return email or other written or electronic confirmation.

If to Arcus, to:	Arcus Biosciences, Inc.
3928 Point Eden Way Hayward, CA 94545 USA Attn: Juan Jaen, Ph.D., President Email: jjaen@arcusbio.com CC: Legal Affairs Email: contracts@arcusbio.com

If to TAIHO, to:

TAIHO PHARMACEUTICAL CO., LTD.

1-27, Kandanishiki-cho

Chiyoda-ku, Tokyo 101-8444

Japan

Attn: Atsushi Azuma, Director, Business Development Department

Email: azumaa@taiho.co.jp

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati PC

650 Page Mill Road

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Palo Alto, California 94304-1050 USA Attn: Kenneth A. Clark, Esq. Email: kclark@wsgr.com

13.8    Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. The term “including” or “includes” as used in this Agreement means including, without limiting the generality of any description preceding such term, and the word “or” has the inclusive meaning represented by the phrase “and/or.” In context of the phrase “not to be unreasonably withheld,” “shall not be unreasonably withheld”, “not withhold unreasonably,” and the like, the words “withheld” and “withhold” shall mean “withheld, conditioned or delayed” and “withhold, condition or delay”, respectively. Unless otherwise specified, references in this Agreement to any section shall include all subsections and paragraphs in such Section and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references to days in this Agreement shall mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.

13.9    Relationship between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party may assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

13.10    No Third Party Rights. The provisions of this Agreement are for the exclusive benefit of the parties, and no other person or entity shall have any right or claim against any party by reason of these provisions or be entitled to enforce any of these provisions against any party.

13.11    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have duly executed this Option and License Agreement as of the Effective Date.

TAIHO PHARMACEUTICAL CO., LTD.,		ARCUS BIOSCIENCES, INC.

By:	/s/ Masayuki Kobayashi	By:	/s/ Terry Rosen

Name:	Masayuki Kobayashi	Name:	Terry Rosen

Title:	President & Representative Director	Title:	CEO

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Exhibit 1.82

Initial Disclosure Schedule

[***]

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Exhibit 1.107

Option Product Pipeline and Development Timeline as of the Effective Date

[***]

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Exhibit 4.3

Form of MTA

[***]

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Exhibit 9.2(b)

Third Party Agreements

[***]

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Exhibit 9.2(c)

Arcus Partner Agreements

[***]

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Exhibit 9.2(d)

Arcus Technology

[***]

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Exhibit 9.2(e)

Other Agreements

[***]

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Exhibit 9.2(g)

Arcus Patent Rights

[***]

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